EXHIBIT 3.1

ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

DATED AS OF MARCH 29, 2018

A LIMITED LIABILITY COMPANY ORGANIZED UNDER

THE DELAWARE LIMITED LIABILITY COMPANY ACT

TABLE OF CONTENTS

ARTICLE I - Organization and Powers		1

1.01	Organization	1
1.02	Purposes and Powers	1
1.03	Term	2
1.04	Registered Office and Registered Agent	2
1.05	Principal Place of Business	2
1.06	Fiscal Year	2
1.07	Qualification in Other Jurisdictions	2
1.08	Partnership Classification	2
1.09	Designation of Partnership Representative	2

ARTICLE II - Members		3

2.01	Members	3
2.02	Admission of New Members	4
2.03	Meetings of Members	4
2.04	Voting Rights	6
2.05	Limitation of Liability of Members; Indemnity	6
2.06	Authority	7
2.07	No Right to Withdraw	7
2.08	Rights to Information	7
2.09	[Reserved]	8
2.10	Inspection	8
2.11	Managers’ Expenses	8
2.12	Financial Statements and Other Information	8
2.13	Insurance	9
2.14	Managers’ Liability and Indemnification	9
2.15	Successor Indemnification	9
2.16	Confidentiality	9
2.17	Termination	10

ARTICLE III - Capital Structure		10

3.01	Classes of Shares	10
3.02	Certificates	13
3.03	Transfers	14
3.04	Record Holders	14
3.05	Record Date	15
3.06	Member Registry	15

ARTICLE IV - Preferred Shares		15

4.01	Distributions	15
4.02	Liquidation Preference	15
4.03	Conversion	18
4.04	Voting Rights	25

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4.05	Protective Provisions	25
4.06	Redemption	28

ARTICLE V - Managers		29

5.01	Powers	29
5.02	Election and Qualification	29
5.03	Subsidiary Boards and Committees	31
5.04	Rights and Powers of the Board	31
5.05	Reliance by Third Parties	31
5.06	Tenure	31
5.07	Meetings	32
5.08	Notice of Meetings	32
5.09	Quorum	32
5.10	Action at Meeting	32
5.11	Action by Consent	33
5.12	Limitation of Liability of Managers	33
5.13	No Agency or Authority	33
5.14	No Liability for Election of Recommended Managers	33
5.15	Termination	33

ARTICLE VI - Officers		33

6.01	Enumeration	33
6.02	Election	34
6.03	Qualification	34
6.04	Tenure	34
6.05	Removal	34
6.06	Vacancies	34
6.07	President; Chief Executive Officer; and Chairman of the Board	34
6.08	Vice Presidents	34
6.09	Chief Financial Officer and Assistant Treasurers	34
6.10	Secretary and Assistant Secretaries	34
6.11	Other Powers and Duties	35

ARTICLE VII - Indemnification		35

7.01	Indemnification of Managers and Officers	35
7.02	Indemnification of Employees and Agents	35
7.03	Indemnification Upon Successful Defense	36
7.04	Advance Payments	36
7.05	Non-Exclusive Nature of Indemnification	36
7.06	Insurance	37
7.07	Amendment or Repeal	37
7.08	Subsequent Legislation	37
7.09	Savings Clause	37
7.10	Merger or Consolidation	37
7.11	Partial Indemnification	37

ARTICLE VIII - Transactions with Interested Persons		38

ARTICLE IX - Capital Accounts, Contributions and Loans		38

9.01	Capital Accounts	38
9.02	Contributions	39

ARTICLE X - Allocations		39

10.01	Allocation of Net Income	39
10.02	Allocation of Net Loss	40
10.03	Loss Limitation	40
10.04	Allocations Upon Conversion	40
10.05	Allocations Upon Liquidation or Sale	41
10.06	Qualified Income Offset	41
10.07	Gross Income Allocation	41
10.08	Nonrecourse Deductions	41
10.09	LLC Minimum Gain Chargeback	42
10.10	Member Nonrecourse Debt	42
10.11	Member Minimum Gain Chargeback	42
10.12	Curative Allocations	42
10.13	Distributions of Nonrecourse Liability Proceeds	43
10.14	Allocation of Debt	43
10.15	Compliance with Code Section 704(b)	43
10.16	Section 704(c)	43
10.17	Forfeiture Allocations	43
10.18	Determinations	44

ARTICLE XI - Distributions		44

11.01	Distribution of LLC Funds	44
11.02	Amount Withheld	44
11.03	Tax Distributions	45
11.04	Distribution Upon Liquidation or Dissolution	45
11.05	Distributions on Account of Unvested Shares; Participation Thresholds	46

ARTICLE XII - Transfers of Shares		46

12.01	Transfers by Members	46
12.02	Permitted Transfers	50
12.03	Prohibited Transfers	51
12.04	Right to Forced Sale	52
12.05	Compliance with Securities Laws	55
12.06	Termination	55
12.07	Transfer in Violation	55

ARTICLE XIII - Preemptive Rights		55

13.01	Offered Securities	55
13.02	Qualified Members’ Pro Rata Share	56

13.03	Exercise of Rights	56
13.04	Third Party Sales of Offered Securities	56
13.05	Waiver	57
13.06	Termination	57

ARTICLE XIV - Registration Rights		57

14.01	Demand Registrations	57
14.02	Piggy-Back Registrations	59
14.03	Certain Definitions	59
14.04	Registration Procedures	60
14.05	Allocation of Expenses	62
14.06	Indemnification and Contribution	63
14.07	Market Stand-Off Agreement	66
14.08	Rule 144 Requirements	66
14.09	Assignment of Registration Rights	67
14.10	Limitations on Subsequent Registration Rights	67
14.11	Indemnification with Respect to Underwritten Offering	67
14.12	Information by Holder	68
14.13	Selection of Underwriter	68
14.14	Mergers, Etc.	68
14.15	Termination	68

ARTICLE XV - Dissolution, Liquidation, and Termination		68

15.01	Dissolution	68
15.02	Liquidation	68
15.03	Termination	69
15.04	Right to Convert to Corporate Form	69

ARTICLE XVI - General Provisions		70

16.01	Offset	70
16.02	Notices	70
16.03	Entire Agreement	70
16.04	Consent to Jurisdiction	71
16.05	Amendment or Modification	71
16.06	Binding Effect	72
16.07	Governing Law; Severability	72
16.08	Further Assurances	72
16.09	Waiver of Certain Rights	73
16.10	Notice to Members of Provisions of this Agreement	73
16.11	Third Party Beneficiaries	73
16.12	Interpretation	73
16.13	Counterparts	74
16.14	Attorneys’ Fees	74
16.15	General Interpretation	74
16.16	Remedies Cumulative	74
16.17	Sale Transaction	74
16.18	Splits, Distributions, Etc.	75

16.19	Aggregation of Shares	75
16.20	Acknowledgment	75
16.21	Transfer of Rights	75
16.22	Right to Conduct Activities	75

Schedule A – Members

v

ARVINAS HOLDING COMPANY, LLC

Second Amended and Restated Operating Agreement

This Second Amended and Restated Operating Agreement, dated as of March 29, 2018 (as amended from time to time in accordance with the terms hereof, this “Agreement”), is by and among Arvinas Holding Company, LLC, a Delaware limited liability company (the “LLC”), and the persons identified as the Members on Schedule A attached hereto (such persons and their respective successors and permitted assigns being hereinafter referred to individually as a “Member” or collectively as the “Members”), as such Schedule A may hereinafter be amended.

WHEREAS, the LLC and certain Members are party to that certain Amended and Restated Operating Agreement dated as of October 16, 2015 (the “Existing Agreement”);

WHEREAS, pursuant to that certain Series C Preferred Share Purchase Agreement, dated as of the date hereof (as amended from time to time, the “Purchase Agreement”), by and among the LLC and certain of the Members, the LLC has agreed to sell and issue its Series C Preferred Shares to such Members; and

WHEREAS, as an inducement for such Members to enter into the Purchase Agreement, the parties signatory hereto desire to amend and restate the Existing Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereto hereby agree as follows:

ARTICLE I - Organization and Powers

1.01 Organization. The LLC has been formed by the filing of its Certificate of Formation (as amended from time to time, the “Certificate of Formation”) on December 9, 2014 with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “Act”). The rights and obligations of the LLC and the Members shall be provided in the Act, the Certificate of Formation and this Agreement.

1.02 Purposes and Powers. Unless the Board of Managers of the LLC (the “Board”) otherwise determines, the LLC shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC. The principal purpose of the LLC is to hold equity interests in operating subsidiaries and to manage and dispose of such equity interests and the LLC shall use commercially reasonable efforts to conduct its affairs in a manner that does not cause any Member to have any “unrelated business taxable income” (as that term is defined in Section 512 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any item of gross income that would be included in determining such Member’s unrelated business taxable income. The LLC shall use commercially reasonable efforts to not engage in any activity that would cause a Member or any indirect owner thereof that is not a United States person within the meaning of Code Section 7701(a)(30) to recognize, solely as a result of its status as a Member of the LLC, income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of Code Section 864(c) or acquire any interest that would be treated as a “United States real property interest” within the meaning of Code Section 897(c) at the time of its acquisition by the LLC. In making any determination as to whether an activity that would cause such Member or indirect owner thereof to recognize income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of Code Section 864(c), the LLC may rely upon the advice of tax counsel experienced in the field.

1.03 Term. The term of the LLC began upon the acceptance of the Certificate of Formation by the Delaware Secretary of State and shall continue in existence in perpetuity unless its existence is sooner terminated pursuant to the Act and this Agreement.

1.04 Registered Office and Registered Agent. The initial registered office of the LLC in the State of Delaware shall be located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808 and the name of the LLC’s initial registered agent in the State of Delaware at such address shall be Corporation Service Company. The Board may change the registered office or registered agent at any time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

1.05 Principal Place of Business. The initial principal office and place of business of the LLC shall be 5 Science Park, 395 Winchester Avenue, New Haven, CT 06511. The Board may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business.

1.06 Fiscal Year. Except as otherwise provided by the Code, the fiscal year of the LLC shall end on December 31st in each year or such other date as the Board may determine from time to time.

1.07 Qualification in Other Jurisdictions. The Board shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration including, without limitation, the appointment of agents for service of process in such jurisdictions.

1.08 Partnership Classification. It is the intention of the parties hereto that the LLC be treated as a partnership for federal income tax purposes as defined in Section 7701 of the Code.

1.09 Designation of Partnership Representative. Sean Cassidy (or such other person as shall be selected by the Board) is hereby designated as the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the Bipartisan Budget Act of 2015 (“BBA”)). The Partnership Representative is specifically directed and authorized to take whatever steps he, she or it, in his, her or its sole discretion, deems necessary or desirable to perfect such designation including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. The Board may, in its discretion, change the Partnership Representative at any time and from time to time. The Partnership Representative shall act at the direction of the Board. The Board shall determine whether the LLC (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by the Internal Revenue Service or any other taxing authority. The Partnership Representative shall manage administrative tax proceedings conducted at the LLC level by the Internal Revenue Service with respect to LLC matters, and shall deal with the Internal Revenue Service on any audits that are subject to the partnership audit provisions of the BBA. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the LLC unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative, at the direction of the Board. Members shall be bound by the actions taken by the Partnership Representative in accordance with this section. Expenses of administrative proceedings relating to the determination of LLC items at the LLC level undertaken by the Partnership Representative shall be LLC expenses. Without limiting the generality of the foregoing, at the direction of the Board, the Partnership Representative shall have the sole and exclusive authority to make any elections on behalf of the LLC permitted to be made pursuant to Section 754 or any other section of the Code or the regulations promulgated thereunder. In the event of an audit of the LLC that is subject to the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”), at the direction of the Board, the Partnership Representative shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the LLC under the BBA Procedures. If an election under Code Section 6226(a) (as amended by the BBA) is made, the LLC shall furnish to each Member for the year under audit a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Code Section 6226(b) (as amended by the BBA). The Partnership Representative shall, at the LLC’s expense, file or cause to be filed all tax returns of the LLC with the appropriate tax authorities.

ARTICLE II - Members

2.01 Members.

(a) The Members and their addresses are listed on Schedule A attached hereto and such Schedule A shall be amended from time to time by the Board to reflect the withdrawal of Members and the admission of additional Members, in each case, pursuant to the terms of this Agreement. The Members shall constitute a single class or group of members of the LLC for all purposes of the Act, unless otherwise expressly provided herein. The LLC will, upon written request of a Member, provide promptly, but in any event within five (5) business days, to such Member the most recently amended Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement.

(b) Each Member hereby severally and not jointly represents and warrants to the LLC that (i) such Member has all requisite power and authority to execute, deliver and perform such Member’s obligations under this Agreement, (ii) all action on the part of such Member and, as applicable, its directors, officers, managers, members, partners and stockholders, necessary for the authorization, execution, delivery and performance of all obligations of such Member under this Agreement has been taken, (iii) this Agreement constitutes the valid and legally binding obligation of such Member and is enforceable against such Member in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (C) to the extent that the enforceability of indemnification provisions may be limited by applicable laws, (iv) such Member understands that its equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, (v) the authorization, execution, delivery and performance of all obligations of such Member under this Agreement do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to such Member, any provision of such Member’s charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which such Member is a party or by which such Member is bound and (vi) such Member has been furnished with such documents, materials and information as he, she or it deems necessary or appropriate for evaluating whether to execute this Agreement, such Member has had the opportunity to ask questions of, and receive answers from, the managers and officers of the LLC, and persons acting on the LLC’s behalf, concerning the terms and conditions of the transactions contemplated by this Agreement and such Member acknowledges and agrees that no representations or warranties have been made to such Member by the LLC or any of its managers, officers, agents, employees or Affiliates (as hereinafter defined) and that in entering into this Agreement such Member is not relying upon information other than that contained in this Agreement and the results of such Member’s own independent investigation. “Affiliate” means, as applied to the LLC or any other specified person, any person directly or indirectly controlling, controlled by or under direct or indirect common control with the LLC or such other specified person, including, without limitation, any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, other equityholders, partners (including partners and affiliated partnerships managed by the same management company or managing (general) partner or by any Person that is an Affiliate with such management company or managing (general) partner), members and a trust for the benefit of such other equityholders of such other specified person, and shall also include, in the case of a specified person who is an individual, any Family Member (as defined in Section 12.02) of such person.

2.02 Admission of New Members. Additional persons may be admitted to the LLC as Members in accordance with the terms of this Agreement and upon such other terms as are established by the Board. New Members shall be admitted in accordance with the terms of this Agreement and at the time when all conditions to their admission have been satisfied, as determined by the Board, and their names and addresses have been added to Schedule A attached hereto.

2.03 Meetings of Members.

(a) Notice of Meetings. Regular meetings of Members shall not be held; however, special meetings of Members shall be held at such times as the Members, individually or collectively owning twenty-five percent (25%) or more of the Voting Shares (as defined below), or the Board may request. A written notice stating the place, date and hour of all meetings of Members shall be given by the Secretary (or other person authorized by the Board) not less than ten (10) nor more than sixty (60) days before the meeting to each Member entitled to vote thereat and to each Member who, under this Agreement, is entitled to such notice by delivering such notice to such Member in accordance with Section 16.02. Notice need not be given to a Member if a written waiver of notice is executed before or after the meeting by such Member or if such Member attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

(b) Quorum. The holders of at least a majority of Voting Shares outstanding and entitled to vote at a meeting shall constitute a quorum; provided, however, that if the vote of a separate class and/or a larger vote of Shares (as defined below) is required by this Agreement or otherwise, then the vote of such separate class or such vote of a larger number of such Shares, as the case may be, that are outstanding shall constitute a quorum for such purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

(c) Voting and Proxies. Members shall have one vote for each Common Share (as defined below) owned by them of record according to the books of the LLC unless otherwise provided by law or by this Agreement. In accordance with Section 4.04 hereof, in addition to any special class or series voting rights provided in this Agreement or under the Act, the holder of each Preferred Share (as defined below) shall have the right to one vote for each Common Share into which such Preferred Share could then be converted. Notwithstanding anything to the contrary in this Agreement, no Incentive Member (as defined below) shall be entitled to any voting, consent or approval rights with respect to the Incentive Shares (as defined below) held by such Incentive Member. Members may vote either in person or by written proxy, but no proxy shall be voted or acted upon after ten (10) years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

(d) Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of at least a majority of the Voting Shares voting on such matter except where a larger vote or separate class vote is required by law or by this Agreement. The LLC shall not vote any of its own Shares.

(e) Action without a Meeting. Any action required or permitted by law to be taken at any meeting of Members may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Voting Shares were present and voted. Prompt written notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those holders of Voting Shares who have not consented in writing.

(f) Conference Communications. Members may participate in meetings of Members by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

2.04 Voting Rights. Unless otherwise required by the Act or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding at least a majority of the Common Shares (determined in accordance with Section 2.03(c)) entitled to vote pursuant to this Agreement (the “Voting Shares”); provided, however, that the actions set forth in Section 4.05 shall require the affirmative vote or written consent of the Requisite Preferred Holders (as defined below). Incentive Shares shall not be Voting Shares. For avoidance of doubt, any requisite vote or consent of the holders of Voting Shares as used in this Agreement means the vote or consent of such requisite number of Common Shares assuming the conversion of all Preferred Shares into Common Shares in accordance with Section 4.03.

2.05 Limitation of Liability of Members; Indemnity.

(a) No Member, solely in his, her or its capacity as a Member, shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise except as required under the Act or for the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC. No Member, solely in his, her or its capacity as a Member, shall have any duty to the LLC, any other Member or any other person under this Agreement, applicable law or otherwise except for the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC and except for the express obligations of such Member set forth in this Agreement. To the fullest extent permitted by the Act, all fiduciary and other duties of each Member, solely in his, her or its capacity as a Member, to the LLC, any other Member or any other person under this Agreement, applicable law or otherwise are expressly eliminated other than the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC and except for the express obligations of such Member set forth in this Agreement, and each party hereto hereby agrees that such elimination of such fiduciary and other duties is reasonable. Without limiting the generality of the foregoing, in the event that a holder of Preferred Shares (such holder, an “Investor” and all such holders, the “Investors”) acquires knowledge of a potential transaction or matter that may be a business opportunity for such holder or an Affiliate of such holder, such holder shall not have a duty to communicate or offer such business opportunity to the LLC or be liable to the LLC or its Members or creditors or any other person for breach of any duty as a Member by reason of the fact that such holder pursues or acquires such business opportunity for such holder or an Affiliate, directs such business opportunity to another person, or does not communicate information regarding, or offer, such business opportunity to the LLC.

(b) No Member shall have any responsibility to restore any negative or deficit balance in its Capital Account (as defined in Section 9.01) or to contribute to or in respect of the liabilities or obligations of the LLC or to return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Managers (as defined below) responsible for the liabilities of the LLC, provided that the LLC shall comply with its obligations under this Agreement. Except for (i) claims as to which such Member has agreed to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, (ii) the breach of the express obligations of such Member set forth in this Agreement and (iii) willful misconduct or fraud by such Member, the LLC shall indemnify, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than the Act permitted the LLC to provide prior to such amendment) any Member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) by reason of the fact that he, she or it is or was a Member, solely in his, her or its capacity as a Member, from and against any claim by any person against such Member acting in his, her or its capacity as a Member for all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding. The foregoing indemnification rights conferred on any Member by this Section 2.05 shall not be exclusive of any other rights which such Member may have or hereafter acquire under any statute, provision of the Certificate of Formation or this Agreement, other agreement, vote of Members or Board or otherwise.

2.06 Authority. Unless expressly authorized by the Board after the date hereof, no Member, solely in his, her or its capacity as a Member, shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

2.07 No Right to Withdraw. No Member shall have any right to resign or withdraw from the LLC without the prior consent of the Board unless such Member elects to forfeit his, her or its Shares to the LLC in connection with such resignation and withdrawal; such resignation or withdrawal shall not entitle such Member to receive any distribution from the LLC (including a distribution for the fair value of such Member’s Shares) or the repayment of its Contribution. This Section 2.07 shall not affect the rights of a Member otherwise provided for in this Agreement to receive distributions in connection with an actual or deemed liquidation, dissolution or winding up of the LLC.

2.08 Rights to Information. In addition to the rights of a Major Investor (as defined below) under Section 2.12, Members shall receive from the Board, upon request, a copy of the Certificate of Formation and of this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Board, as permitted by the Act, which may include, without limitation, withholding, or restrictions on the use and disclosure of, confidential information. The LLC shall use commercially reasonable efforts to cause the timely preparation and distribution of Schedule K-1 to each Member for the year ending December 31st prior to March 1st of the following year.

2.09 [Reserved]

2.10 Inspection. The LLC shall permit each Member that holds at least 2,000,000 Preferred Shares (as adjusted for share splits, dividends, recapitalizations and the like effected with respect to the Preferred Shares after the date hereof) (a “Major Investor”), or any authorized representative of a Major Investor, to visit and inspect the properties of the LLC and its subsidiaries including its corporate and financial records (including the registry of Members) and to discuss its business and finances with officers of the LLC and its subsidiaries, during normal business hours following reasonable notice, as often as may be reasonably requested; provided, however, that the LLC shall not be obligated under this Section 2.10 with respect to a Major Investor that is a competitor of the LLC (as determined in good faith by the Board) or with respect to information which the Board determines in good faith is attorney-client privileged and should not, therefore, be disclosed.

2.11 Managers’ Expenses. The LLC shall promptly reimburse the members of the Board for all reasonable out-of-pocket expenses incurred by them in connection with attendance at all meetings of the Board (including any meetings of committees of the Board) and the board of directors of each of the LLC’s subsidiaries (including any meetings of committees thereof) or attending to other matters requested by the LLC.

2.12 Financial Statements and Other Information. The LLC and its subsidiaries shall maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed in writing to the recipients thereof), and shall set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. The LLC shall deliver to each Major Investor:

(a) as requested by such Major Investor, an unaudited income statement, statement of cash flows, statement of stockholders’ equity, balance sheet and operating budget for the LLC and its subsidiaries as of the most recently ended month and for the then current fiscal year to date;

(b) as soon as practicable, but in any event within 45 days following the end of each calendar quarter, an unaudited income statement, statement of cash flows, statement of stockholders’ equity, balance sheet and operating budget for the LLC and its subsidiaries for such calendar quarter and for the then current fiscal year to date;

(c) as soon as practicable, but in any event at least 30 days prior to the beginning of each fiscal year, an annual operating plan and budget for the LLC and its subsidiaries, as approved by the Board, prepared on a monthly basis for the ensuing fiscal year, and on a basis consistent with prior periods and representing the best estimate of the LLC’s revenues, expenses and cash positions for the next fiscal year based upon available information, including balance sheets, income statements, and statements of cash flow for such months, underlying assumptions and, promptly after prepared, any other budgets or revised budgets prepared by the LLC; and

(d) as soon as practicable, but in any event within 180 days following the end of each fiscal year, audited income statement, statement of cash flows, statement of stockholders’ equity and balance sheet for the LLC and its subsidiaries for such fiscal year and such financial statements shall (x) be audited and certified by independent public accountants selected by the Board and (y) include the auditor’s letter to management of the LLC.

2.13 Insurance. Each of the LLC and its subsidiaries shall obtain a general liability and directors’ and officers’ liability insurance policies, in each such case on terms and conditions that are reasonably acceptable to the Board. The LLC (and its subsidiaries, to the extent that such subsidiaries obtain such policies) shall maintain such policies in full force and effect at all times.

2.14 Managers’ Liability and Indemnification. The LLC’s and each of its subsidiaries’ certificate of incorporation, bylaws, articles of association, operating agreements and other organizational documents shall provide (a) for elimination of the liability of managers and directors to the maximum extent permitted by law and (b) for indemnification of managers and directors for acts on behalf of the LLC and its subsidiaries to the maximum extent permitted by law.

2.15 Successor Indemnification. If the LLC or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the LLC assume the obligations of the LLC with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in this Agreement or elsewhere.

2.16 Confidentiality. Each Member will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the LLC) any confidential information obtained from the LLC pursuant to the terms of this Agreement (including notice of the LLC’s intention to file a Registration Statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.16 by such Member), (b) is or has been independently developed or conceived by such Member without use of the LLC’s confidential information or (c) is or has been made known or disclosed to such Member by a third party without a breach of any obligation of confidentiality such third party may have to the LLC; provided, however, that a Member may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the LLC; (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Member in the ordinary course of business or, with respect to CII or any Permitted CII Transferee (each as defined in Section 12.02), to any other Permitted CII Transferee, provided that such Member informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law (including, with respect to CII or any Permitted CII Transferee, any required disclosures under the Freedom of Information Act), provided that, to the extent legally permissible, such Member promptly notifies the LLC of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.17 Termination. The rights and obligations set forth in Sections 2.08, 2.10, 2.11, 2.12 and 2.13 shall immediately terminate upon the earliest of (a) the closing of a QPO (as defined below), (b) the consummation of a Sale Transaction (as defined below), and (c) the prior written consent of the Requisite Preferred Holders to terminate such Sections.

ARTICLE III - Capital Structure

3.01 Classes of Shares. Interests of Members in the profits and losses of the LLC and the right of Members to distributions and allocations and a return of capital contributions and other amounts specified herein shall be evidenced by shares of limited liability company interests in the LLC (“Shares”). The term “Shares” shall mean, collectively, the Common Shares, the Preferred Shares and the Incentive Shares. There shall initially be three classes of Shares as follows:

(a) Common Shares shall be entitled to distributions in accordance with the provisions of Article XI and shall have the right to vote on all matters on which the Members holding Common Shares are entitled to vote pursuant to the Act or this Agreement (the “Common Shares”).

(b) Preferred Shares shall have the rights, powers and preferences set forth in Article IV, shall be entitled to distributions in accordance with the provisions of Article XI and shall have the right to vote on all matters on which the Members are entitled to vote pursuant to the Act or this Agreement (the “Preferred Shares”). Additionally, holders of Preferred Shares have the right to vote upon or consent to certain matters as a separate class in certain circumstances as provided in this Agreement. The Preferred Shares may be issued in one or more separate series. The first series of Preferred Shares shall be designated “Series A Preferred Shares”, the second series of Preferred Shares shall be designated “Series B Preferred Shares” and the third series of Preferred Shares shall be designated “Series C Preferred Shares”.

(c) Incentive Shares (the “Incentive Shares”) shall have the rights and powers set forth in this Section 3.01(c).

(i) Subject to Section 4.05, the Board shall have the right to issue Incentive Shares to managers, directors, officers, employees, advisors and consultants of the LLC and its subsidiaries (the “Incentive Members”) pursuant to the LLC’s Incentive Share Plan (as amended from time to time, the “Incentive Plan”) and the Award Agreement entered into by the LLC with such Incentive Member (each, as amended from time to time, an “Award Agreement”). The terms of each Award Agreement shall specify the number of Incentive Shares issued to the applicable Incentive Member. The Board shall have the power and discretion to approve which managers, directors, officers, employees, advisors and consultants of the LLC and its subsidiaries shall be offered and issued such Incentive Shares, the number of Incentive Shares to be offered and issued to each such person, the vesting, forfeiture and other restrictions, if any, governing such Incentive Shares, the purchase price therefor, if any, and any such other terms and conditions as it shall deem appropriate. In connection with any approved issuance to any Incentive Member of Incentive Shares hereunder, such Incentive Member shall execute a counterpart to this Agreement, or otherwise be deemed to have become a party to this Agreement by executing an A ward Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents and instruments to effect such issuance (including, without limitation, an Award Agreement) as are required by the Board. Notwithstanding anything to the contrary in this Agreement, except as required by applicable law, no Incentive Member shall be entitled to any voting, consent or approval rights with respect to the Incentive Shares held by such Incentive Member. Each Incentive Member shall be a Member hereunder unless and until such Incentive Member does not hold any Shares (including, without limitation, as a result of the forfeiture of all of the Incentive Shares held by such Incentive Member).

(ii) Except as set forth in the Incentive Plan or unless otherwise approved by the Board (including the affirmative vote, consent or approval of a majority of the Preferred Managers (as defined below)), all Incentive Shares issued after the date hereof, other than the Incentive Shares issued to Dr. Craig Crews under that certain Amended and Restated Consulting Agreement effective as of October 16, 2015 by and between Arvinas, Inc. and Dr. Crews, shall vest over a four (4) year period, with the first twenty-five percent (25%) of such Incentive Shares vesting following twelve (12) months of continued employment or service, and the remaining Incentive Shares vesting in equal monthly installments over the following thirty-six (36) months. Subject to the preceding sentence, each Incentive Member’s Incentive Shares shall vest as set forth in the Incentive Plan and the applicable Award Agreement for such Incentive Shares. “Unvested Incentive Shares” means any Incentive Shares that have not vested as of the date of determination pursuant to the Incentive Plan and the applicable Award Agreement. “Vested Incentive Shares” means any Incentive Shares that have vested as of the date of determination pursuant to the Incentive Plan and the applicable Award Agreement.

(iii) If an Incentive Member’s Continuous Service (as such term is defined in the Incentive Plan) is terminated for any reason, then, unless otherwise set forth in the Award Agreement for any Incentive Member, all of the Unvested Incentive Shares held by such Incentive Member shall immediately be forfeited and revert back to the LLC without any payment to the Incentive Member.

(iv) The LLC and each Member agree to treat each Incentive Member’s Incentive Shares (such interest, a “Profits Interest”) as a separate “Profits Interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and it is the intention of the Members that distributions to each Incentive Member pursuant to Article XI be limited to the extent necessary so that the Profits Interest of such Incentive Member qualifies as a “Profits Interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 C.B. 191, the LLC shall treat a Member holding an Incentive Share as the owner of such Incentive Share from the date it is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were a fully Vested Incentive Share. Each Incentive Member agrees to take into account such distributive share in computing its income tax liability for the entire period during which it holds the Profits Interest. The LLC and each Member agree not to claim a deduction    (as wages, compensation or otherwise) for the fair market value, as determined in good faith by the Board, of such Profits Interest issued to an Incentive Member, either at the time of grant of the Profits Interest or at the time the Profits Interest becomes substantially vested. The undertakings contained in this Section 3.01(c) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. Each Incentive Member shall be required to file an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”) with respect to its Incentive Shares no later than ten days after receipt of such Incentive Shares. The provisions of this Section 3.01(c) shall apply regardless of whether or not an Incentive Member files a Section 83(b) Election with respect to its Incentive Shares.

(v) As of the date of each grant of Incentive Shares to an Incentive Member, the Board shall establish an initial “Participation Threshold” amount with respect to each such Incentive Share granted on such date. Unless otherwise determined by the Board or provided in the applicable Award Agreement, the Participation Threshold with respect to an Incentive Share shall be equal to or greater than the amount that would be distributed with respect to all Shares pursuant to Section 11.04 in a hypothetical transaction in which the LLC sold all of its assets for fair market value (as determined in good faith by the Board, which determination shall take into account any factors and using any valuation methodologies that the Board in good faith deems relevant in its sole discretion, including potentially using independent appraisers, industry comparables, internal valuations and any other customary valuation measures), discharged in full all of its outstanding liabilities and distributed the proceeds therefrom in liquidation of the LLC pursuant to Section 11.04 (as determined immediately prior to the issuance of such Incentive Share).

(vi) The Board is hereby authorized and directed to cause the LLC to make an election to value any Shares issued by the LLC as compensation for services to the LLC (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Board shall cause the LLC to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(vii) Any such Safe Harbor Election shall be binding on the LLC and on all of its Members with respect to all permitted transfers of Compensatory Interests thereafter made by the LLC while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Board as permitted by the Proposed Rules or any applicable rule.

(viii) Each Member (including any person to whom a Compensatory Interest is transferred in connection with the performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(ix) The Board shall file or cause the LLC to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by such Safe Harbor Election.

(x) Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 16.05), the Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Board necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member. Each Member agrees to cooperate with the Board to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board.

(xi) Without limitation of any other provision herein, no transfer of any Profits Interest in the LLC by a Member, to the extent permitted by this Agreement, shall be effective unless prior to such transfer, the transferee, assignee or intended recipient of such Profits Interest shall have agreed in writing to be bound by the provisions of this Section 3.01(c), in form satisfactory to the Board.

(xii) This Section 3.01(c) together with the Award Agreements pursuant to which the Incentive Shares are issued are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”) (and any similarly applicable state “blue sky” securities laws) and the issuance of Incentive Shares pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any similarly applicable state “blue sky” securities laws); provided, that the foregoing shall not restrict or limit the LLC’s ability to issue any Incentive Shares pursuant to any other exemption from registration under the Securities Act available to the LLC. The LLC may make the Incentive Shares and any issuance thereof and any applicable Award Agreements subject to the terms and conditions of any other equity incentive plan consistent with the terms of this Agreement, as may have been adopted by the LLC.

Subject to compliance with the terms of this Agreement (including, without limitation, Section 4.05 and Article XIII), the LLC may from time to time issue additional Shares (or Common Share Equivalents) to existing Members or new Members and may amend this Section 3.01 to designate additional classes of Shares having different relative rights, powers and preferences including, without limitation, rights and powers that are superior and/or prior to those of existing classes of Shares, or the right to vote as a separate class or group on specified matters.

3.02 Certificates. Unless otherwise authorized by the Board, the Shares shall be uncertificated. If the Board authorizes the LLC to issue a certificate to each Member representing the Shares held by such Member, such certificates, if issued, shall be in such form and contain such legends, and shall be held subject to such conditions, as the Board may determine including the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH MEMBER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING PROXIES, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER) OF A CERTAIN OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

3.03 Transfers. Subject to compliance with this Agreement and applicable law, Shares may be transferred on the books of the LLC by the surrender to the LLC or its transfer agent of the certificate therefor (if a certificate has been issued in respect thereof) properly endorsed or accompanied by a written assignment or power of attorney properly executed or, in the case of uncertificated Shares, a written assignment or power of attorney properly executed, in each case, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the LLC or its transfer agent may reasonably require.

3.04 Record Holders. Except as may otherwise be required by applicable law or by this Agreement, the LLC shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares, until such Shares have been transferred on the books of the LLC in accordance with the requirements of this Article III and in compliance with the transfer restrictions set forth in Article XII of this Agreement. It shall be the duty of each Member to notify the LLC of its address.

3.05 Record Date. In order that the LLC may determine the Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or to express consent to an action of the LLC in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In such case only Members of record on such record date shall be so entitled notwithstanding any transfer of Shares on the books of the LLC after the record date.

If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to LLC action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

3.06 Member Registry. The LLC shall maintain a true and complete registry of the Members including the name and address of each Member, the number and class of Shares held by such Member and the Contributions made by such Member.

ARTICLE IV - Preferred Shares

4.01 Distributions. The holders of Preferred Shares shall be entitled to receive distributions, to the extent not prohibited by such provisions of the Act governing distributions to members, prior and in preference to any declaration or payment of any distribution on the Incentive Shares and the Common Shares (payable other than in the form of Common Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Common Shares), at the rate of 8% of the Original Series A Issue Price (as defined below) per annum, on each outstanding Series A Preferred Share, at the rate of 8% of the Original Series B Issue Price (as defined below) per annum, on each outstanding Series B Preferred Share and at the rate of 8% of the Original Series C Issue Price (as defined below) per annum, on each outstanding Series C Preferred Share (collectively referred to herein as the “Non-Cumulative Dividends”) payable when, as and if declared by the Board. The right to receive Non-Cumulative Dividends on the Preferred Shares shall not be cumulative, and no right to any Non-Cumulative Dividends shall accrue to holders of Preferred Shares by reason of the fact that dividends or distributions on such Preferred Shares are not declared or paid in any calendar year.

4.02 Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the LLC, either voluntary or involuntary (including, without limitation, upon any bankruptcy), all funds and assets of the LLC that are available for distribution shall be distributed to the Members in the following order of priority:

(i) First, the holders of Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the LLC to holders of the Common Shares and the Incentive Shares, by reason of their ownership of such Shares, (A) for each Series A Preferred Share, an amount equal to (1) $0.6811 (as adjusted for any share dividends, combinations, splits, recapitalizations and similar events with respect to such Series A Preferred Shares, the “Original Series A Issue Price”), minus (2) the amount previously distributed by the LLC in respect of such Series A Preferred Share under Section 11.01(a)(i) (the “Series A Preference Amount”), (B) for each Series B Preferred Share, an amount equal to (1) $1.6659 (as adjusted for any share dividends, combinations, splits, recapitalizations and similar events with respect to such Series B Preferred Shares, the “Original Series B Issue Price”), minus (2) the amount previously distributed by the LLC in respect of such Series B Preferred Share under Section 11.01(a)(i) (the “Series B Preference Amount”) and (C) for each Series C Preferred Share, an amount equal to (1) $3.34 (as adjusted for any share dividends, combinations, splits, recapitalizations and similar events with respect to such Series C Preferred Shares, the “Original Series C Issue Price”), minus (2) the amount previously distributed by the LLC in respect of such Series C Preferred Share under Section 11.01(a)(i) (the “Series C Preference Amount”). In the event that the provisions of the Act governing distributions to members prohibits the LLC from paying in full with respect to each Preferred Share the amounts as described above, then all funds or assets that may be distributed to the holders of Preferred Shares without violating such provisions of the Act governing distributions to members shall be distributed and paid to such holders of Preferred Shares pro rata based on the dollar amount to which they are otherwise entitled to receive under this Section 4.02(a)(i).

(ii) Second, after, and only after, full payment has been made to the holders of the Preferred Shares required by Section 4.02(a)(i), but subject to Section 11.05, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible); provided, however, that the LLC shall not make any distributions under this Section 4.02(a)(ii) with respect to any Unvested Incentive Shares.

(b)

(i) For purposes of this Section 4.02, unless otherwise agreed to in writing by the holders of at least 66-2/3% of the Common Shares issuable upon conversion of the then outstanding Preferred Shares (the “Requisite Preferred Holders”), a liquidation, dissolution or winding up of the LLC shall be deemed to be occasioned by, and to include, any of the following transactions (each, a “Sale Transaction”):

(A) a merger or consolidation in which the LLC is a constituent party except any such merger or consolidation involving the LLC in which the equity ownership of the LLC outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity ownership of (x) the surviving or resulting entity, or (y) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (provided that, all Shares issuable upon exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities outstanding prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Shares are converted or exchanged); or

(B) sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the LLC of all or substantially all the assets of the LLC and its subsidiaries taken as a whole.

(ii) In the event of any Sale Transaction, if the consideration received by the LLC is other than cash, its value will be deemed its fair market value as determined by the Board. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If such securities are traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the fourteen-day period ending three (3) days prior to the closing; and

(2) If such securities are not traded on a securities exchange, the value shall be the fair market value thereof, as determined by the Board.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1) or (2) to reflect the approximate fair market value thereof, as determined by the Board.

(iii) Notwithstanding any other provision set forth in this Section 4.02, in the event that any consideration payable to the LLC or the Members in connection with any Sale Transaction is contingent upon the occurrence of any event or the passage of time (including, without limitation, any deferred purchase price payments, installment payments, payments made in respect of any promissory note issued in such transaction, payments from escrow, purchase price adjustment payments or payments in respect of “earnouts” or holdbacks) (the “Contingent Consideration”), such Contingent Consideration shall not be deemed received by the LLC or the Members or available for distribution to such Members unless and until such Contingent Consideration is indefeasibly received by the LLC or the Members in accordance with the terms of such Sale Transaction. The definitive agreement with respect to such Sale Transaction shall provide that (A) the portion of such consideration that is not Contingent Consideration (the “Initial Consideration”) shall be allocated among the Members in accordance with this Section 4.02 as if the Initial Consideration were the only consideration payable in connection with such Sale Transaction and (B) any Contingent Consideration which becomes payable to the Members upon the release from escrow or the satisfaction of the applicable contingencies shall be allocated among the Members in accordance with this Section 4.02 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(iv) In the event of a Sale Transaction described in clause (B) of Section 4.02(b)(i) (an “Asset Acquisition”), if the LLC does not effect a dissolution of the LLC under the Act within 90 days after such Asset Acquisition, then (A) the LLC shall send a written notice to each holder of Preferred Shares no later than the 90th day after such Asset Acquisition advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such Preferred Shares and (B) if the Requisite Preferred Holders so request in a written instrument delivered to the LLC not later than 120 days after such Asset Acquisition, the LLC shall use the consideration received by the LLC for such Asset Acquisition (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the LLC available for distribution to the Members, all to the extent permitted by such provisions of the Act governing distributions to members (the “Available Proceeds”), on the 150th day after such Asset Acquisition, to redeem all outstanding Preferred Shares at a price per share equal to the amount payable in respect of such Preferred Share under Section 4.02(a). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding Preferred Shares, the LLC shall ratably redeem each holder’s Preferred Shares to the fullest extent of such Available Proceeds, and shall redeem the remaining Preferred Shares as soon as it may do so without violating such provisions of the Act governing distributions to members. The provisions of Section 4.06 below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Shares pursuant to this Section 4.02(b)(iv). Prior to the distribution or redemption provided for in this Section 4.02(b)(iv), the LLC shall not expend or dissipate the consideration received for such Asset Acquisition, except to discharge expenses incurred in connection with such Asset Acquisition.

4.03 Conversion. The holders of the Preferred Shares shall have conversion rights as follows:

(a) Right to Convert. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Preferred Share, at the office of the LLC or any transfer agent for the Shares, into Common Shares. The number of Common Shares into which each Series A Preferred Share may be converted shall be determined by dividing the Original Series A Issue Price by the Conversion Price of the Series A Preferred Shares in effect on the date that the holder thereof elects to convert such Series A Preferred Share. The number of Common Shares into which each Series B Preferred Share may be converted shall be determined by dividing the Original Series B Issue Price by the Conversion Price of the Series B Preferred Shares in effect on the date that the holder thereof elects to convert such Series B Preferred Share. The number of Common Shares into which each Series C Preferred Share may be converted shall be determined by dividing the Original Series C Issue Price by the Conversion Price of the Series C Preferred Shares in effect on the date that the holder thereof elects to convert such Series C Preferred Share. The term “Conversion Price” means (i) with respect to the Series A Preferred Shares, initially the Original Series A Issue Price, (ii) with respect to the Series B Preferred Shares, initially the Original Series B Issue Price and (iii) with respect to the Series C Preferred Shares, initially the Original Series C Issue Price.

Such initial Conversion Prices, and the rate at which each series of Preferred Shares may be converted into Common Shares, shall be subject to adjustment as set forth in this Section 4.03.

(b) Automatic Conversion. Each Preferred Share shall automatically be converted into Common Shares (as set forth in Section 4.03(a)) upon the earlier of (i) the consummation of an underwritten public offering of Common Shares (or shares of common stock of a successor corporation) registered under the Securities Act (A) resulting in gross proceeds (before deduction of underwriters commissions and expenses) to the LLC (or successor corporation) of not less than $70,000,000 and (B) after which the Common Shares (or shares of common stock of a successor corporation) are listed on NASDAQ or NYSE (clauses (A) and (B) together, a “QPO”) and (ii) the date specified by written consent of the Requisite Preferred Holders. Such conversion shall be automatic, without need for any further action by the holders of Preferred Shares and regardless of whether the certificates representing such Preferred Shares (if any) are surrendered to the LLC or its transfer agent; provided, however, that the LLC shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Preferred Shares so converted (if any) are surrendered to the LLC or the holder of record of such Preferred Shares notifies the LLC that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the LLC from any loss incurred by it in connection with such certificates, in each case in accordance with the procedures described in Section 4.03(c) below.

(c) Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to receive certificates representing Common Shares into which Preferred Shares are converted pursuant to this Section 4.03 (if any), such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal office of the LLC or of any transfer agent for the Preferred Shares (or such holder notifies the LLC that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the LLC from any loss incurred by it in connection with such certificates), and shall give written notice to the LLC at such office of the name or names in which the certificate or certificates for Common Shares (if any) are to be issued. The LLC shall, as soon as practicable and in no event later than ten (10) days after (x) if Preferred Shares are certificated, the delivery date of said certificates to the LLC, or (y) if Preferred Shares are not certificated, the effective conversion date of said Preferred Shares: (i) if Common Shares are certificated, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid; (ii) pay in cash such amount as provided in Section 4.03(f) in lieu of any fraction of a Common Share otherwise issuable upon such conversion; and (iii) pay any unpaid distributions on the Preferred Shares converted. The person or persons entitled to receive the Common Shares issuable upon such conversion pursuant to this Section 4.03 shall be treated for all purposes as the record holder or holders of such Common Shares as of the effective date of such conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering in which event the person(s) entitled to receive the Common Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Prices of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall be subject to adjustment from time to time as follows:

(i) (A) If the LLC shall issue or sell, at any time, or from time to time, after the date hereof (the “Commencement Date”), any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Shares in effect immediately prior to the issuance of such Additional Shares, then such Conversion Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issuance or sale, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (x) the number of Common Shares and Incentive Shares outstanding immediately prior to such issue or sale and (y) the number of Common Shares that the aggregate consideration actually received by the LLC for such Additional Shares so issued would purchase at such Conversion Price in effect immediately prior to such issuance or sale, and the denominator of which shall be equal to the sum of (x) the number of Common Shares and Incentive Shares outstanding immediately prior to such issue or sale and (y) the number of Additional Shares (calculated on an as-converted to Common Share basis) so issued or sold. For the purpose of the above calculation, the number of Common Shares outstanding immediately prior to such issue or sale shall be calculated as if all Preferred Shares and all securities that are then directly or indirectly exercisable for or convertible into Common Shares had been fully exercised for or converted into Common Shares as of such time.

(B) Except to the limited extent provided for in Sections 4.03(d)(i)(E)(3) and (E)(4), no adjustment of the Conversion Price of any series of Preferred Shares pursuant to this Section 4.03(d) shall have the effect of increasing such Conversion Price above the Conversion Price of such series of Preferred Shares in effect immediately prior to such adjustment.

(C) In the case of the issuance or sale of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts, commissions or other expenses paid or incurred by the LLC in connection with the issuance or sale thereof.

(D) In the case of the issuance or sale of Additional Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board irrespective of any accounting treatment. In the case of an issuance or sale of Options (as defined below) or Convertible Securities (as defined below) together with other securities of the LLC in an integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities, the Board shall determine in good faith the portion of the consideration so received to be allocable to such securities, Options or Convertible Securities.

(E) In the event that the LLC at any time or from time to time after the Commencement Date shall issue any securities that by their terms are convertible into or exchangeable for Common Shares (“Convertible Securities”) or any options, rights or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible

Securities (“Options”) or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 4.03(d)(i) and Section 4.03(d)(ii):

(1) The aggregate maximum number of Common Shares deliverable upon exercise of such Options, assuming the satisfaction of any conditions to exercisability (including, without limitation, the passage of time), shall be deemed to be Additional Shares issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.03(d)(i)(C) and 4.03(d)(i)(D)), if any, received by the LLC upon the issuance of such Options plus the minimum exercise price provided in such Options.

(2) The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for such Convertible Securities or upon the exercise of Options for such Convertible Securities and subsequent conversion or exchange thereof, assuming the satisfaction of any conditions to convertibility or exchangeability and exercisability (including, without limitation, the passage of time), shall be deemed to be Additional Shares issued at the time such Convertible Securities were issued or such Options for Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the LLC for any such Convertible Securities and related Options, plus the minimum additional consideration, if any, to be received by the LLC upon the conversion or exchange of such Convertible Securities or the exercise of any related Options (the consideration in each case to be determined in the manner provided in Sections 4.03(d)(i)(C) and 4.03(d)(i)(D)).

(3) In the event of any change in the number of Common Shares deliverable or in the consideration payable to the LLC upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities (including, without limitation, a change resulting from the antidilution provisions thereof), the Conversion Prices, to the extent in any way affected by or initially determined using such Options or Convertible Securities, shall be recomputed to reflect such change.

(4) Upon the expiration of any such Options, the Conversion Prices, to the extent in any way affected by the issuance of such Options, shall be recomputed to reflect the issuance of only the number of Common Shares actually issued or issuable upon the exercise of such Options.

(5) No readjustment or readjustments pursuant to either Section 4.03(d)(i)(E)(3) or (4) shall have the effect of increasing the Conversion Price of any series of Preferred Shares to an amount that exceeds the lower of (x) the Conversion Price of such series of Preferred Shares on the Commencement Date or (y) the Conversion Price that would have resulted from all issuances of Additional Shares between the Commencement Date and such readjustment date. In the event of any adjustment to the Conversion Price of any series of Preferred

Shares as a result of the issuance of Options or Convertible Securities pursuant to this Section 4.03(d), no further adjustment to such Conversion Price shall be made for the actual issuance of Common Shares upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

(ii) “Additional Shares” means all Common Shares issued (or deemed to have been issued pursuant to Section 4.03(d)(i)(E)) by the LLC after the Commencement Date other than the following (the “Exempted Securities”):

(A) Common Shares issued pursuant to a transaction described in Section 4.03(d)(iii) hereof;

(B) Incentive Shares issued to managers, directors, officers, employees, advisors or consultants of the LLC or any of its subsidiaries;

(C) Common Shares issued upon conversion of the Preferred Shares;

(D) Common Shares actually issued pursuant to the exercise or conversion of Convertible Securities or Options, provided, in each case, that (1) such issuance is pursuant to the terms of such Option or Convertible Security and (2) either (x) the Option or Convertible Security, under which the Common Shares are issued, was (i) issued and outstanding as of the Commencement Date or (ii) at the time of issuance thereof, an Exempted Security pursuant to the other clauses of this definition or (y) the issuance of such Option or Convertible Security, under which the Common Shares are issued, was approved by the Board;

(E) Common Shares issued in an underwritten public offering registered under the Securities Act;

(F) Common Shares, Options or Convertible Securities issued in connection with a bona fide business acquisition by the LLC approved by (1) the Board (which approval must include the affirmative vote, consent or approval of a majority of the Preferred Managers (as defined below)) and (2) the Requisite Preferred Holders pursuant to Section 4.05;

(G) Common Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(H) Common Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board;

(I) a warrant to purchase up to 110,116 Series A Preferred Shares to Connecticut Innovations, Inc. or one of its Affiliates, the Series A Preferred Shares issuable upon exercise thereof and the Common Shares issuable upon conversion of such Series A Preferred Shares; and

(J) Series C Preferred Shares issued pursuant to the Purchase Agreement.

(iii) In the event that the LLC should at any time, or from time to time, after the Commencement Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (“Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion thereof shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Share Equivalents (determined in the manner provided for deemed issuances set forth in Section 4.03(d)(i)(E)). Notwithstanding the foregoing, if such record date shall have been fixed and any such distribution is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Shares shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection (iii) as of the time of actual payment of such distributions.

(iv) If the number of Common Shares outstanding at any time after the Commencement Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price of each series of Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion thereof shall be decreased in proportion to such decrease in outstanding Common Shares.

(v) No adjustment in the Conversion Price of the Series A Preferred Shares shall be made as the result of the issuance or deemed issuance of Additional Shares if the LLC receives written notice from the holders of at least sixty-two and one-half percent (62.5%) of the then outstanding Series A Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares. No adjustment in the Conversion Price of the Series B Preferred Shares shall be made as the result of the issuance or deemed issuance of Additional Shares if the LLC receives written notice from the holders of a majority of the then outstanding Series B Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares. No adjustment in the Conversion Price of the Series C Preferred Shares shall be made as the result of the issuance or deemed issuance of Additional Shares if the LLC receives written notice from the holders of at least sixty percent (60%) of the then outstanding Series C Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.

(e) Reorganizations, Mergers or Consolidations. If at any time or from time to time the Common Shares are converted into other securities, assets or property, whether pursuant to a reorganization, merger, consolidation, sale of all or substantially all of the LLC’s assets or otherwise (other than a subdivision or combination provided for elsewhere in this Section 4.03 or a Sale Transaction constituting a deemed liquidation of the LLC pursuant to Section 4.02), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares, the number of shares or other securities, assets or property of the LLC or otherwise to which a holder of Common Shares deliverable upon conversion would have been entitled in connection with such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4.03 with respect to the rights of the holders of Preferred Shares after such reorganization, merger, consolidation, sale of assets or similar transaction to the end that the provisions of this Section 4.03 (including adjustment to the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

(f) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any Preferred Share after aggregating all Preferred Shares owned by the holder thereof and, in lieu of any fractional shares to which such holder would otherwise be entitled, the LLC shall pay cash equal to such fraction multiplied by the then effective fair market value of such share, as determined by the Board.

(ii) Upon the occurrence of each adjustment or readjustment of the any Conversion Price pursuant to this Section 4.03, the LLC, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The LLC shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of such Preferred Shares at the time in effect and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Share.

(g) Notices of Record Date. In the event of any taking by the LLC of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the LLC shall mail to each holder of Preferred Shares, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such distribution or right, and the amount and character of such distribution or right.

(h) Issue Taxes. The LLC shall pay any and all issue taxes (other than taxes based on or measured by income) that may be payable in respect of any issue or delivery of Common Shares upon conversion of any Preferred Shares; provided, however, that the LLC shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Reservation of Shares Issuable Upon Conversion.    The LLC shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all of the then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of Preferred Shares, the LLC will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

4.04 Voting Rights. In addition to any special class or series voting rights provided in this Agreement or under the Act, the holder of each Preferred Share shall have the right to one vote for each Common Share into which such Preferred Share could then be converted and, with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares and shall be entitled, notwithstanding any provision hereof, to notice of any members’ meeting in accordance with Article II and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Except as provided by law or by the other provisions of this Agreement, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class and on an as-converted basis. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted to Common Shares basis (after aggregating all fractional shares into which Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole share (with one-half being rounded upward).

4.05 Protective Provisions. The LLC shall not, and shall not permit any of its subsidiaries to, whether by means of amendment to this Agreement or Certificate of Formation, or by merger, consolidation or otherwise, without first obtaining the approval (by affirmative vote or written consent) of the Requisite Preferred Holders separately as a class, and any of the following acts or transactions entered into without such vote or written consent shall be null and void ab initio and of no force or effect:

(a) authorize or issue, or obligate itself to issue, or reclassify any securities into, any shares or any other equity security (including any security convertible into or exercisable for any such equity security) having any right, preference or privilege senior or superior to, or being on parity with, the rights, preferences and privileges of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares;

(b) set aside or make any distribution in respect of, or redeem, purchase or otherwise acquire any of, (or pay into or set aside for a sinking fund for such purpose) the Shares or other equity securities; provided, however, that this restriction shall not apply to (i) the redemption of the Preferred Shares pursuant to Section 4.06, (ii) distributions payable on the Common Shares solely in the form of additional Common Shares, (iii) the repurchase of Common Shares or Incentive Shares from managers, directors, officers, employees, advisors, consultants or other persons performing services for the LLC or any subsidiary of the LLC upon termination of such person’s employment or other relationship with the LLC at no greater than the original purchase price, (iv) the redemption of Preferred Shares pursuant to the terms of the Second Amended and Restated Put Agreement, dated as of or around the Commencement Date, by and among the LLC and certain Members (as amended from time to time, the “Put Agreement”) or (v) distributions of cash in accordance with Section 11.03;

(c) (i) sell, assign, exclusively license, convey, or otherwise dispose of all or substantially all of its assets, property or business, (ii) merge or consolidate with or into any other entity, (iii) effect any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding Voting Shares are transferred, (iv) effect a reorganization, recapitalization or division or (v) liquidate, dissolve or wind-up;

(d) permit any subsidiary of the LLC to (i) sell, assign, exclusively license, convey, or otherwise dispose of all or substantially all of its assets, property or business except for licenses entered into in the ordinary course of business, (ii) merge or consolidate with or into any other entity, (iii) effect a reorganization, recapitalization or division or (iv) liquidate, dissolve or wind-up;

(e) amend the Certificate of Formation or this Agreement other than amendments to this Agreement that are solely to reflect revisions to Schedule A pursuant to Section 2.01(a);

(f) authorize or issue any Incentive Shares to any employee, manager, director, officer, consultant or advisor of the LLC or any of its subsidiaries if such authorization or issuance would result in more than 20,148,300 Incentive Shares to be outstanding;

(g) create, issue, authorize or grant, or permit any subsidiary of the LLC to create, issue, authorize or grant, any payment or other consideration to any person or entity in connection with a Sale Transaction other than in respect of any outstanding equity interest in the LLC;

(h) acquire or permit any subsidiary of the LLC to acquire (by merger, purchase of stock or assets, any other business combination transaction or otherwise) any assets or securities for aggregate consideration in excess of $500,000 other than in the ordinary course of business unless such acquisition is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers;

(i) enter into, or permit any subsidiary of the LLC to enter into, any agreement, understanding or transaction with any person controlling, controlled by or under common control with the LLC other than in the ordinary course of business unless such agreement, understanding or transaction is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers;

(j) (i) permit any subsidiary of the LLC to authorize or issue any security to any person other than to the LLC unless it is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers or (ii) sell, assign, convey or otherwise dispose of any security of any subsidiary of the LLC unless it is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers;

(k) engage, or permit any subsidiary of the LLC to engage, in any business other than the business in which the LLC is engaged on the Commencement Date unless such business is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers; or

(l) incur any debt (other than trade payables incurred in the ordinary course of business) in excess of $500,000 or guaranty the debt of any other person in excess of $500,000 or permit any subsidiary of the LLC to incur any debt (other than trade payables incurred in the ordinary course of business) in excess of $500,000 or guaranty any debt in excess of $500,000 unless it is approved by the Board including the affirmative vote, consent or approval of a majority of the Preferred Managers in each case other than (i) a loan of up to $750,000 in the aggregate from Connecticut Innovations, Inc. or its Affiliates and any guarantees provided in respect thereof and (ii) a loan of up to $2,500,000 in the aggregate from the Connecticut Department of Economic and Community Development and any guarantees provided in respect thereof.

Additionally, (i) any amendment to, or waiver of, the provisions of this Agreement that would alter or change the rights, preferences or privileges of the Series A Preferred Shares so as to adversely affect such Series A Preferred Shares, but not so affect the Series B Preferred Shares and Series C Preferred Shares in a proportional manner shall require the written consent of the holders of at least sixty-two and one-half percent (62.5%) of the then outstanding Series A Preferred Shares (it being understood, solely for the avoidance of doubt and without in any way expanding the foregoing right of the holders of Series A Preferred Shares, that neither (A) the effectuation of the liquidation, dissolution, or winding up of the LLC or the effectuation of any Sale Transaction Event nor (B) the creation, authorization or issuance of any new series of Preferred Shares constitutes such an adverse change to the rights, preferences or privileges of the Series A Preferred Shares), (ii) any amendment to, or waiver of, the provisions of this Agreement that would alter or change the rights, preferences or privileges of the Series B Preferred Shares so as to adversely affect such Series B Preferred Shares, but not so affect the Series A Preferred Shares and Series C Preferred Shares in a proportional manner shall require the written consent of the holders of a majority of the then outstanding Series B Preferred Shares (it being understood, solely for the avoidance of doubt and without in any way expanding the foregoing right of the holders of Series B Preferred Shares, that neither (A) the effectuation of the liquidation, dissolution, or winding up of the LLC or the effectuation of any Sale Transaction Event nor (B) the creation, authorization or issuance of any new series of Preferred Shares constitutes such an adverse change to the rights, preferences or privileges of the Series B Preferred Shares) and (iii) any amendment to, or waiver of, the provisions of this Agreement that would alter or change the rights, preferences or privileges of the Series C Preferred Shares so as to adversely affect such Series C Preferred Shares, but not so affect the Series A Preferred Shares and Series B Preferred Shares in a proportional manner shall require the written consent of the holders of a majority of the then outstanding Series C Preferred Shares (it being understood, solely for the avoidance of doubt and without in any way expanding the foregoing right of the holders of Series C Preferred Shares, that neither (A) the effectuation of the liquidation, dissolution, or winding up of the LLC or the effectuation of any Sale Transaction Event nor (B) the creation, authorization or issuance of any new series of Preferred Shares constitutes such an adverse change to the rights, preferences or privileges of the Series C Preferred Shares).

4.06 Redemption. The LLC shall redeem the Preferred Shares as follows:

(a) If, at any time after April 1, 2022, the Requisite Preferred Holders request, by written notice delivered to the LLC and each other holder of Preferred Shares, that the LLC redeem the outstanding Preferred Shares, the LLC shall redeem all of the outstanding Preferred Shares in three equal annual installments and the first such installment shall be a business day that is not more than 120 days after the LLC’s receipt of such request. The date of each such installment shall be referred to herein as a “Redemption Date”. The LLC shall effect such redemption on each Redemption Date by paying the holders of the Preferred Shares to be redeemed on such Redemption Date, in cash therefor, (i) an amount per Series A Preferred Share equal to the greater of (A) the Series A Preference Amount of such Series A Preferred Share and (B) the fair market value of such Series A Preferred Share as determined in good faith by the Board, (ii) an amount per Series B Preferred Share equal to the greater of (A) the Series B Preference Amount of such Series B Preferred Share and (B) the fair market value of such Series B Preferred Share as determined in good faith by the Board and (iii) an amount per Series C Preferred Share equal to the greater of (A) the Series C Preference Amount of such Series C Preferred Share and (B) the fair market value of such Series C Preferred Share as determined in good faith by the Board (the “Redemption Price”). In the event that the Requisite Preferred Holders disagree with the fair market value established by the Board, the LLC and the Requisite Preferred Holders shall mutually agree upon and select an independent investment bank, accounting firm or other financial institution to determine the fair market value (the “Independent Evaluator”); provided that in the event that the LLC and the Requisite Preferred Holders are unable to mutually agree on an Independent Evaluator, the LLC and the Requisite Preferred Holders shall each select an Independent Evaluator and the two Independent Evaluators shall mutually agree upon a final Independent Evaluator to determine such fair market value. The final Independent Evaluator’s determination of the fair market value of each Preferred Share shall be set forth in a written detailed report mutually addressed to the Board and the holders of the Preferred Shares and such determination shall be final, conclusive and binding upon the LLC and such holders. All costs related to the appointment of and valuation by the Independent Evaluators shall be shared equally between the LLC and the holders of the Preferred Shares.

(b) On each Redemption Date, the LLC shall redeem, on a pro rata basis in accordance with the number of Preferred Shares held by each holder thereof, that number of outstanding Preferred Shares determined by dividing (i) the total number of Preferred Shares outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the redemption by the LLC of all Preferred Shares to be redeemed on such Redemption Date would be prohibited by the provisions of the Act governing distributions to members, the LLC shall redeem a pro rata portion of such Preferred Shares held by each holder thereof to the extent such redemption would not be prohibited by such provisions of the Act governing distributions to members based on the respective amounts which would otherwise be payable in respect of the Preferred Shares to be redeemed if the redemption of all such Preferred Shares would not be prohibited by such provisions of the Act governing distributions to members and shall redeem the remaining Preferred Shares to have been redeemed as soon as practicable after the LLC would not be prohibited from making such redemption under such provisions of the Act governing distributions to members, provided that the redemption of all Preferred Shares shall be prior and in preference to the redemption of any other Shares or other equity securities of the LLC.

(c) At least (30) days prior to each Redemption Date, the LLC shall send (via an internationally recognized overnight courier) a notice (a “Redemption Notice”) to all holders of Preferred Shares setting forth (i) the Redemption Price for the Preferred Shares to be redeemed on such Redemption Date; and (ii) the Redemption Date and the place at which such holders may obtain payment of such Redemption Price upon surrender of their share certificates (if any).

(d) Each holder of Preferred Shares to be redeemed shall surrender such holder’s certificates representing such Preferred Shares (if any) to the LLC in the manner and at the place designated in the Redemption Notice. The Redemption Price of the Preferred Shares to be redeemed hereunder shall be payable to the order of the person in whose name such Preferred Shares are owned as shown on the books and records of the LLC and each such redeemed Preferred Share shall be canceled. In the event less than all the Preferred Shares represented by such certificates (if any) are redeemed, a new certificate shall be issued representing the unredeemed Preferred Shares. If the Redemption Notice shall have been duly delivered, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the Preferred Shares to be redeemed on such Redemption Date is paid or tendered for payment, then, notwithstanding that any certificates evidencing such Preferred Shares so called for redemption shall not have been surrendered, all rights with respect to such Preferred Shares shall forthwith terminate as of the Redemption Date except only the right of the holders to receive the aggregate Redemption Price without interest upon surrender of their certificate or certificates (if any) therefor (or such holder notifies the LLC that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the LLC from any loss incurred by it in connection with such certificates).

ARTICLE V - Managers

5.01 Powers. The business of the LLC shall be managed by the Board which shall consist of one or more managers (individually, a “Manager” and collectively, the “Managers”) as set forth in this Article V. The Board acting collectively as provided in this Agreement (but not any Manager acting individually) is hereby designated a “manager” of the LLC within the meaning of Section 18-101(10) of the Act. The Board shall exercise all the powers of the LLC except as otherwise provided by law or by this Agreement. In the event of a vacancy in the Board, the remaining Managers, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

5.02 Election and Qualification. Each Member shall vote all Voting Shares over which such Member has voting control, whether now owned or acquired hereafter and shall take all other necessary or desirable actions within his, her or its control and the LLC shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and Member meetings), so as to cause:

(a) The authorized number of Managers on the Board to be established at nine (9).

(b) The following individuals to be elected to the Board at each meeting to elect, and pursuant to each consent executed for the purpose of electing, the members of the Board:

(i) two (2) individuals designated by the holders of a majority of the then outstanding Series A Preferred Shares (the “Series A Managers”) (A) one of whom shall be designated by Canaan IX L.P. (“Canaan”) and who initially shall be Dr. Tim Shannon (the “Canaan Manager”) and (B) one of whom shall be designated by 5AM Ventures III, L.P. (“5AM”) and who initially shall be Dr. Kush Parmar (the “5AM Manager”);

(ii) two (2) individuals designated by the holders of a majority of the then outstanding Series B Preferred Shares (the “Series B Managers”) (A) one of whom shall be designated by RA Capital Healthcare Fund, L.P. (“RA Capital”) and who initially shall be Andrew Levin (the “RA Capital Manager”) and (B) one of whom shall be designated by OrbiMed Private Investments VI, LP (“OrbiMed”) and who initially shall be Stephen Squinto (the “OrbiMed Manager”);

(iii) one (1) individual designated by the holders of a majority of the then outstanding Series C Preferred Shares (the “Series C Manager” and, together with the Series A Managers and the Series B Managers, the “Preferred Managers”), who shall be designated by Nextech V Oncology S.C.S., SICAV-SIF (“Nextech”) and who initially shall be Jakob Loven;

(iv) one (1) individual designated by the holders of at least a majority of the then outstanding Common Shares, voting as a separate class, and who initially shall be Jonathan Soderstrom (the “Common Manager”);

(v) the person then serving as the permanent Chief Executive Officer of the LLC, and who initially shall be Dr. John Houston (the “CEO Manager”), provided that if for any reason the CEO Manager shall cease to serve as the Chief Executive Officer of the LLC, each of the Members shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the LLC from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the LLC as the new CEO Manager; and

(vi) two (2) individuals not otherwise an Affiliate of the LLC or of any Investor (as hereinafter defined) who is acceptable to each of the other members of the Board (an “Independent Manager”) and who initially shall be Brad Margus and Liam Ratcliffe. “Investor” means each person that holds Preferred Shares on the date hereof, each person that hereafter acquires Preferred Shares from the LLC and any Permitted Transferee (as defined in Section 23.02) of such person.

If (i) Canaan requests that the Canaan Manager be removed (with or without cause) by written notice to the LLC and the other Members, (ii) 5AM requests that the 5AM Manager be removed (with or without cause) by written notice to the LLC and the other Members, (iii) RA Capital requests that the RA Capital Manager be removed (with or without cause) by written notice to the LLC and the other Members, (iv) OrbiMed requests that the OrbiMed Manager be removed (with or without cause) by written notice to the LLC and the other Members, (v) Nextech requests that the Nextech Manager be removed (with or without cause) by written notice to the LLC and the other Members, (vi) the holders of at least a majority of the then outstanding Common Shares, voting as a separate class, request that the Common Manager be removed (with or without cause) by written notice to the LLC and the other Members or (vii) the holders of at least a majority of the then outstanding Voting Shares request that an Independent Manager be removed (with or without cause) by written notice to the LLC and the other Members, then, in each such case, such Manager shall be removed from the Board and each Member shall vote all Voting Shares and all other voting securities of the LLC over which such Member has voting control to effect such removal or to consent in writing to effect such removal upon such request. In the event of any vacancy on the Board, all Members shall vote in favor of the filling of such vacancy with an individual designated by the Member or group of Members entitled to designate a Board member to fill such vacancy. All Members agree to execute any written consents required to perform their obligations under this Agreement, and the LLC agrees at the request of any party entitled to designate a Manager to call a special meeting of Members for the purpose of electing Managers.

5.03 Subsidiary Boards and Committees. The LLC shall cause the composition of the board of directors of each subsidiary of the LLC and of each committee thereof to, where the appropriate persons are willing to serve, be consistent with the composition of the Board and each corresponding committee thereof.

5.04 Rights and Powers of the Board. Subject to the compliance with Section 4.05 of this Agreement, the business and affairs of the LLC shall be conducted by or under the direction of the Board, who shall have and may exercise on behalf of the LLC all of its rights and powers under Section 1.02 or as provided by law including, without limitation, the right and power:

(a) to manage the business and affairs of the LLC and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Board deems necessary or desirable and to delegate to such persons such of its duties and responsibilities as the Board shall determine;

(b) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the LLC;

(c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the LLC on a secured or unsecured basis and to perform or cause to be performed all of the LLC’s obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

(d) to issue additional Shares or other rights or other interests in the LLC and to designate additional classes of interest in the LLC.

5.05 Reliance by Third Parties. Any person dealing with the LLC, the Managers or any Member may rely upon a certificate signed by all the Managers as to (a) the identity of any Managers or Members; (b) any factual matters relevant to the affairs of the LLC; (c) the persons who are authorized to execute and deliver any document on behalf of the LLC; or (d) any action taken or omitted by the LLC, the Managers or any Member.

5.06 Tenure. Except as otherwise provided by law or by this Agreement, Managers shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any Manager may resign by delivering his written resignation to the LLC. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.07 Meetings. Regular meetings of the Board may be held at such time, date and place as the Board may from time to time determine. Special meetings of the Board may be called, orally or in writing, by two or more Managers (or, if there is only one (1) Manager then in office, by such sole Manager), designating the time, date and place thereof. Managers may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Managers participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting. The LLC shall reimburse the Managers for all reasonable out-of- pocket expenses incurred by them in connection with attendance at all meetings of the Board (including any meetings of committees of the Board) and the board of directors of each of the LLC’s subsidiaries (including any meetings of committees thereof) or attending to other matters requested by the LLC.

5.08 Notice of Meetings. Notice of the time, date and place of all meetings of the Board shall be given to each Manager by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by one of the Managers (in the case of a regular meeting) or by one of the Managers calling the meeting (in the case of a special meeting). Notice shall be given to each Manager by written notice delivered to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Manager if a written waiver of notice is executed by him before or after the meeting. A Manager’s presence at a meeting shall constitute a waiver of notice unless such Manager notes at the outset of the meeting that he objects to lack of notice or improper notice. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

5.09 Quorum. At any meeting of the Board, the presence of at least a majority of the Managers (determined in accordance with Section 5.10) then in office shall constitute a quorum; provided, however, to the extent that any action to be taken by the Board at any meeting requires the express affirmative vote or consent of a majority of the Preferred Managers, the presence of a majority of such Preferred Managers shall be the necessary quorum for such action. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

5.10 Action at Meeting. At any meeting of the Board at which a quorum is present, the authorization or approval of any designated matter or action that has been submitted to the Board for authorization or approval at such meeting by a majority of the Managers present at such meeting shall be the act of the Board (and such matter or action shall be duly authorized and approved) unless a larger number or other approval is required by law or by this Agreement; provided, however, that if the Managers present at such meeting are equally divided and unable to authorize or approve a designated matter or action that has been submitted to the Board for authorization or approval at such meeting, then, in each such case, the authorization or approval of such matter or action by a majority of the Preferred Managers present at such meeting shall be the act of the Board (and such matter or action shall be duly authorized and approved).

5.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed or consented to by electronic transmission by all of the Managers and filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board for all purposes.

5.12 Limitation of Liability of Managers. No Manager shall be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager of the LLC. A Manager, solely in his, her or its capacity as a Manager, shall not be personally liable to the LLC or the Members for monetary damages for breach of fiduciary duty as a Manager, to the fullest extent permitted by applicable law, except for liability (a) for any breach of such Manager’s duty of loyalty to the LLC or the Members, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (c) for any transaction from which such Manager derived any improper personal benefit. The LLC renounces, to the fullest extent permitted by law, any interest or expectancy of the LLC in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager who is not an employee of the LLC or any of its subsidiaries or (ii) any holder of Preferred Shares or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the LLC or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Manager.

5.13 No Agency or Authority. No Manager is an agent of the LLC solely by virtue of being a Manager, and unless expressly authorized to do so by the Board after the date hereof, no Manager has the authority to act for or to bind the LLC solely by virtue of being a Manager. Any Manager who takes any action or purports or attempts to bind the LLC in violation of this Section 5.13 shall be solely responsible for any loss and/or expense incurred by the LLC as a result of such unauthorized action, and such Manager shall indemnify and hold harmless the LLC with respect to such loss and/or expense.

5.14 No Liability for Election of Recommended Managers. No Member, nor any Affiliate of any such Member, shall have any liability solely as a result of designating a person for election as a Manager in accordance with the provisions of this Agreement for any act or omission by such designated person in his or her capacity as a Manager, nor shall any Member have any liability solely as a result of voting for any such Manager in accordance with the provisions of this Agreement.

5.15 Termination. The rights and obligations set forth in Sections 5.02 and 5.03 shall immediately terminate upon the earliest of (a) the closing of a QPO or (b) the consummation of a Sale Transaction.

ARTICLE VI - Officers

6.01 Enumeration. The Board may appoint, at any time, officers of the LLC (including, without limitation, a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine) to exercise such powers and perform such duties as the Board designates.

6.02 Election. Officers may be chosen by the Board at the annual meeting or at any other meeting.

6.03 Qualification. No officer need be a Member or Manager. Any two or more offices may be held by the same person.

6.04 Tenure. Except as otherwise provided by the Act or by this Agreement, each of the officers of the LLC shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign by delivering his or her written resignation to the Board, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6.05 Removal. The Board may remove any officer at any time with or without cause.

6.06 Vacancies. Any vacancy in any office may be filled by the Board.

6.07 President; Chief Executive Officer; and Chairman of the Board. The President and Chief Executive Officer shall, subject to the direction of the Board and Section 4.05, have general supervision and control over the personnel and operations of the LLC’s business. Unless otherwise provided by the Board, the Chairman of the Board, if any, shall preside, when present, at all meetings of Members and of the Board. The initial Chairman of the Board shall be Dr. Tim Shannon.

6.08 Vice Presidents. Any Vice President shall have such powers and shall perform such duties as the Board may from time to time designate. Unless specifically authorized by the Board or the Chief Executive Officer, no Vice President shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC.

6.09 Chief Financial Officer and Assistant Treasurers. The Chief Financial Officer shall, subject to the direction of the Board, have general charge of the financial affairs of the LLC and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the LLC, except as the Board may otherwise provide. Any Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time designate.

6.10 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the Members and the Board (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary, or if there is none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. Any Assistant Secretary shall have such powers and perform such duties as the Board may from time to time designate.

6.11 Other Powers and Duties. Subject to this Agreement, each officer of the LLC shall have in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board.

ARTICLE VII - Indemnification

7.01 Indemnification of Managers and Officers. Except for claims as to which such Manager or officer has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, the LLC shall indemnify, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than said law permitted the LLC to provide prior to such amendment) any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Manager or officer of the LLC, or is or was serving at the request of the LLC as a director, manager or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability, loss suffered, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or her acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, the LLC shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if the initiation and continued prosecution of such action, suit or proceeding was authorized by the Board.

7.02 Indemnification of Employees and Agents. The Board, in its discretion, may authorize the LLC to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed Proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) by reason of the fact that he or she is or was an employee or agent of the LLC, or is or was serving at the request of the LLC as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.03 Indemnification Upon Successful Defense. Except for claims as to which such Manager, officer or employee has agreed to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, notwithstanding the other provisions of this Article VII, to the extent that a Manager, officer or employee of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02 of this Agreement, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

7.04 Advance Payments. Expenses incurred in defending a civil or criminal Proceeding may be paid by the LLC in advance of the final disposition of such Proceeding, only as authorized by the Board in the specific case (including by one or more Managers who may be parties to such Proceeding), provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Manager, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the LLC as authorized in this Article VII.

7.05 Non-Exclusive Nature of Indemnification. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of Members or Managers or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a Manager as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VII. The LLC hereby acknowledges that a Manager may have other sources of indemnification or insurance, whether currently in force or established in the future (collectively, the “Outside Indemnitors”). The LLC hereby agrees: (a) that it is the indemnitor of first resort (i.e., its obligations to the Manager are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Manager are secondary); (b) that it shall be required to advance the full amount of expenses incurred by the Manager and shall be liable in full for all indemnifiable amounts to the extent legally permitted and as required hereby or any agreement between the LLC and the Manager, without regard to any rights the Manager may have against the Outside Indemnitors; and (c) that it irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The LLC further agrees that no advancement or payment by the Outside Indemnitors on behalf of the Manager with respect to any claim for which the Manager have sought indemnification from the LLC shall affect the foregoing and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Manager against the LLC. If for any reason a court of competent jurisdiction determines that the Outside Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Outside Indemnitors shall have a right of contribution by the LLC to the Outside Indemnitors with respect to any advance or payment by the Outside Indemnitors to or on behalf of an Indemnified Person. The LLC agrees that the Outside Indemnitors are express third party beneficiaries of the terms hereof.

7.06 Insurance. The LLC may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, purchase and maintain at the LLC’s expense insurance (a) on behalf of any person who is or was a Manager, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the LLC would have the power to indemnify him or her against such liability under the provisions of the Act (as presently in effect or hereafter amended) or this Agreement, and (b) to indemnify the LLC for any obligation which it incurs as a result of the indemnification of Managers, officers and employees under the provisions of this Article VII.

7.07 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

7.08 Subsequent Legislation. If the Act is amended after adoption of this Article VII to expand further the indemnification permitted to Indemnified Persons, then the LLC shall indemnify such persons to the fullest extent permitted by the Act, as so amended.

7.09 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the LLC shall nevertheless indemnify each Indemnified Person as to any reasonable expenses (including attorneys’ fees), and any judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the LLC, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

7.10 Merger or Consolidation. If the LLC is merged into or consolidated with another entity and the LLC is not the surviving entity, the surviving entity shall assume the obligations of the LLC under this Article VII with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.11 Partial Indemnification. If an Indemnified Person is entitled under any provision of this Article VII to indemnification by the LLC for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him/her or on his/her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the LLC shall nevertheless indemnify the Indemnified Person for the portion of such reasonable expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnified Person is entitled.

ARTICLE VIII - Transactions with Interested Persons

No contract or transaction between the LLC and one or more of its Managers or Members, or between the LLC and any other corporation, partnership, association or other organization in which one or more of its Managers or Members have a financial interest or are directors, managers, partners, stockholders, members or officers, shall be voidable solely for this reason or solely because said Manager or Member was present at, or participated in, the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of said Manager or Member and as to the contract or transaction were disclosed or known to the other Managers (if any) or the Members and the contract or transaction was authorized by the affirmative vote of at least a majority of the disinterested Managers (if any) even though the disinterested Managers may be less than a quorum or the contract or transaction was authorized by the affirmative vote of at least a majority of the Voting Shares held by the disinterested Members (if any) even though the disinterested Members may be less than a quorum; or

(b) the contract or transaction was fair to the LLC as of the time it was authorized, approved or ratified by the Board.

No Manager or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the LLC, any Manager or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

ARTICLE IX - Capital Accounts, Contributions and Loans

9.01 Capital Accounts. A separate capital account (a “Capital Account”) shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 9.01 shall be interpreted and applied in a manner consistent with said Section of the Treasury Regulations. Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the LLC, (ii) the fair market value of property contributed by such Member to the LLC (net of liabilities secured by such contributed property that the LLC is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of net income and any items of income or gain allocated to such Member pursuant to Article X and (b) shall be decreased by (i) the amount of money distributed to such Member by the LLC, (ii) the fair market value of property distributed to such Member by the LLC (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of net losses and any items of loss or deduction allocated to such Member pursuant to Article X. Upon the disposition of any Shares, the Capital Account of the disposing Member that is attributable to such Shares shall carry over to the assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(1). In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the LLC shall adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the LLC property (including intangible assets such as goodwill), whenever it issues additional interests in the LLC (including any interests with a zero initial Capital Account), whenever it redeems interests in the LLC, whenever the adjustments would otherwise be permitted under such Treasury Regulations or as provided in Section 3.01(c)(vi). In the event that the Capital Accounts of the Members are so adjusted, (1) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (2) the amount of upward and/or downward adjustments to the book value of the LLC property shall be treated as net income, net loss, gross income, gain, gross deduction and/or gross loss for purposes of applying the allocation provisions of Article X.

9.02 Contributions. Each Member has made the contribution to the capital of the LLC (each, a “Contribution”) as reflected on the LLC’s books and records. The value of all non-cash Contributions made by Members shall be determined by the Board and shall be set forth in the LLC’s books and records. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the LLC except as specifically provided in this Agreement or approved by the Board. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the LLC for a return of his, her or its Contribution.

ARTICLE X - Allocations

10.01 Allocation of Net Income. Subject to Sections 10.04 through 10.18, net income for any fiscal year or portion thereof shall be allocated among the Members as follows:

(a) First, to the Members until the aggregate allocations of net income to such Members pursuant to this Section 10.01(a) are equal to the aggregate allocations of net loss to such Members pursuant to Section 10.02(c), in proportion to such unoffset net losses;

(b) Thereafter, to the Members until the aggregate allocations of net income to such Members pursuant to this Section 10.01(b) are equal to the aggregate allocations of net loss to such Members pursuant to Section 10.02(b), in proportion to such unoffset losses;

(c) Thereafter, to the holders of the Preferred Shares until the aggregate allocations of net income to such holders pursuant to this Section 10.01(c) are equal to the aggregate allocations of net loss to such holders pursuant to Section 10.02(a) (in proportion to such unoffset net losses) to the extent such allocations of net loss caused the Capital Accounts of such holders to be less than the sum of (i) the aggregate Series A Preference Amount in respect of all of the Series A Preferred Shares held by such holders, (ii) the aggregate Series B Preference Amount in respect of all of the Series B Preferred Shares held by such holders and (iii) the aggregate Series C Preference Amount in respect of all of the Series C Preferred Shares held by such holders; and

(d) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible).

10.02 Allocation of Net Loss. Subject to Sections 10.03 through 10.18, net loss for any fiscal year or portion thereof shall be allocated among the Members as follows:

(a) First, to the holders of Preferred Shares in proportion of the number of Preferred Shares held by such holders to the extent of their positive Capital Account balances;

(b) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible) to the extent of their positive Capital Account balances; and

(c) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible).

10.03 Loss Limitation. Net loss allocated pursuant to Section 10.02 shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in any Member’s Capital Account (in excess of such Member’s obligation to restore a deficit in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)). In the event that some but not all of the Members would have deficit balances in their Capital Accounts as a consequence of allocations of net loss pursuant to Section 10.02 in excess of the amount, if any, permitted under the preceding sentence, the limitation set forth in this Section 10.03 shall be applied on a Member by Member basis, and net loss not allocable to any Member as a result of this limitation shall be allocated to the other Members in proportion to the positive balances of such Members’ Capital Accounts so as to allocate the maximum amount of net loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In making the foregoing determination, a Member’s Capital Account shall be reduced by the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6).

10.04 Allocations Upon Conversion. Notwithstanding any other provision of this Article X (except Sections 10.06 through 10.12), in the year of a conversion of Preferred Shares into Common Shares under Section 4.03 and immediately prior to such conversion, net income (or, if applicable, net loss) shall first be allocated to the holder of Preferred Shares so converting, pro rata in proportion to such Preferred Shares being converted until the Capital Account balance attributable to each such Preferred Share being converted is equal to the aggregate Capital Account balance attributable to all Common Shares outstanding divided by the number of Common Shares multiplied by the number of Common Shares into which such Preferred Shares are convertible. If net income (or, if applicable, net loss) in any year is insufficient to make the full allocation provided for in the preceding sentence, then, in lieu of such special allocation of net income (or, if applicable, net loss) provided for in the preceding sentence, items of gross income (or, if applicable, gross deductions) shall be allocated to the holders of Preferred Shares and, if such gross items are insufficient to make the full required allocation, items of gross deductions (or, if applicable, gross income) shall be made to the holders of Common Shares pro rata in proportion to such Common Shares outstanding. If (a) in any year gross items are insufficient to make the full allocation provided in this Section 10.04 and (b) the LLC’s federal income tax return for the immediately preceding year has not yet been filed, in each case determined as of the event giving rise to such allocation, then any such shortfall shall be taken into account in such immediately preceding year rather than in the current year as an allocation to be made under this Section 10.04. Immediately after any conversion under Section 4.03, the Capital Account balances of the Preferred Shares shall be allocated to the holders of the Common Shares received upon such a conversion, pro rata in proportion to such Common Shares.

10.05 Allocations Upon Liquidation or Sale. Notwithstanding any other provision of this Article X (except Sections 10.06 through 10.12), in the year in which the LLC liquidates (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), or sells all or substantially all of the assets of the LLC, or recapitalizes, net income shall first be allocated to the holders of Shares to eliminate any deficit balance in a Member’s Capital Account and thereafter net income (or net loss) shall be allocated to the Capital Account balances of the Members so as to permit liquidating distributions in accordance with Section 11.04. If net income (or, if applicable, net loss) in any year is insufficient to make the full allocation provided for in the preceding sentence, then, in lieu of such special allocation of net income (or, if applicable, net loss) provided for in the preceding sentence, items of gross income (or, if applicable, gross deductions) shall be allocated to the holders of Shares to the extent required to satisfy the preceding sentence. If (a) in any year gross items are insufficient to make the full allocation provided in this Section 10.05 and (b) the LLC’s federal income tax return for the immediately preceding year has not yet been filed, in each case determined as of the event giving rise to such allocation, then any such shortfall shall be taken into account in such immediately preceding year rather than in the current year as an allocation to be made under this Section 10.05.

10.06 Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section l.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account in excess of any obligation to restore a deficit balance in its Capital Account (including a deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 10.06 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section l.704-l(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

10.07 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any year which is in excess of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 10.07 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been made as if Section 10.06 and this Section 10.07 were not in the Agreement.

10.08 Nonrecourse Deductions. Nonrecourse Deductions shall be allocated among the Members in accordance with Sections 10.02 and 10.10. For purposes of this Section 10.08, the term “Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

10.09 LLC Minimum Gain Chargeback. Notwithstanding any other provisions of this Article X, in the event there is a net decrease in LLC Minimum Gain during an LLC fiscal year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Article X, the term “LLC Minimum Gain” shall have the meaning for “partnership minimum gain” set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member’s share of LLC Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 10.09 is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704- 2(f) and shall be interpreted and applied in a manner consistent therewith.

10.10 Member Nonrecourse Debt. Notwithstanding any other provisions of this Article X, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, deduction and loss of the LLC that are attributable to a nonrecourse debt of the LLC that constitutes Member Nonrecourse Debt (including chargebacks of “partner nonrecourse debt minimum gain” (as used in the Code) (the “Member Nonrecourse Debt Minimum Gain”)) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). For purposes of this Article X, the term “Member Nonrecourse Debt” shall have the meaning for “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4). This Section 10.10 is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

10.11 Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article X, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.11 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

10.12 Curative Allocations. The allocations set forth in Sections 10.06 through 10.11 (the “Regulatory Allocations”) are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article X (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, deduction and loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory

Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 10.12 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 10.12.

10.13 Distributions of Nonrecourse Liability Proceeds. If, during a taxable year, the LLC makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the LLC that is allocable to an increase in LLC Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the LLC shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in LLC Minimum Gain.

10.14 Allocation of Debt. For tax purposes, the indebtedness of the LLC shall be allocated among the Members under Code Section 752.

10.15 Compliance with Code Section 704(b). The allocation provisions contained in this Article X are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.

10.16 Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, property contributed to the LLC, which at the time of contribution has a fair market value as reflected in the Capital Account of the contributing Member in excess of its adjusted tax basis, is treated as Section 704(c) property. Items of income, gain, loss, and deduction with respect to any Section 704(c) property shall solely for Federal income tax purposes be allocated among the Members so as to take into account any variation between the adjusted tax basis of the property contributed to the LLC and its initial fair market value. The method for allocating such items of income, gain, loss, and deduction shall be the “traditional method” described in Treasury Regulation Section 1.704-3(b). In the event the book value of any property of the LLC is adjusted pursuant to this Agreement, allocations of income, gain, loss, and deduction and credit with respect to such property shall take into account any variation between the adjusted price of such property for Federal income tax purposes and its fair market value in the same manner as under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

10.17 Forfeiture Allocations. If allocations have been made to a Capital Account of an Incentive Member with respect to the Incentive Member’s Unvested Incentive Shares and any portion of such Unvested Incentive Shares is forfeited or the ownership thereof does not completely vest in accordance with the instrument under which the Unvested Incentive Shares were issued, then the “forfeiture allocations” described in Proposed Treasury Regulations Sections 1.704-1(b)(4)(xii)(c) and 1.704-1(b)(4)(xii)(d), or as otherwise provided in the Proposed Rules, may be made to the Incentive Member’s Capital Account in the manner described therein so that allocations of the LLC’s net income, net loss and separate items thereof have economic effect as required by Section 704(b) of the Code.

10.18 Determinations. For purposes of this Agreement, “net income” and “net losses” shall be determined in a manner that is consistent with Section 703 of the Code and shall be adjusted to the extent necessary to reflect the requirements of Sections 704 and 705 of the Code and the Treasury Regulations promulgated thereunder (including without limitation, the requirements of Section 704(c) and the “substantial economic effect” safe harbor). Any elections or other decisions relating to Capital Accounts and tax allocations shall be made by the LLC in any manner that reasonably reflects the purpose and intent of this Agreement.

ARTICLE XI - Distributions

11.01 Distribution of LLC Funds.

(a) Subject to Section 4.05, the Members shall be entitled to receive distributions only (i) when determined by the Board, (ii) as contemplated by Section 11.03 or (iii) as contemplated by Sections 4.02 and 11.04 upon a liquidation or dissolution of the LLC. To the extent that the Board determines that any distributions shall be made to the Members other than the distribution of Non-Cumulative Dividends pursuant to Section 4.01(a) or distributions pursuant to Section 11.03 or 11.04, such distributions shall be distributed to the Members in the following order of priority:

(i) First, to the holders of the Preferred Shares, pro rata in proportion to (1) the aggregate Series A Preference Amount in respect of all of the Series A Preferred Shares held by such holders, (2) the aggregate Series B Preference Amount in respect of all of the Series B Preferred Shares held by such holders and (3) the aggregate Series C Preference Amount in respect of all of the Series C Preferred Shares held by such holders until the LLC has made aggregate distributions in respect of such Preferred Shares such that the aggregate unpaid Series A Preference Amount in respect of such Series A Preferred Shares, the aggregate unpaid Series B Preference Amount in respect of such Series B Preferred Shares and the aggregate unpaid Series C Preference Amount in respect of such Series C Preferred Shares is equal to $0; and

(ii) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible); provided, however, that any such distributions to Incentive Members shall be subject to Section 11.05.

(b) No Member shall be entitled to any distribution or payment with respect to its interest in the LLC except as set forth in this Agreement. Distributions may be limited and repayable as provided in the Act.

11.02 Amount Withheld. The LLC is authorized to withhold from distributions or with respect to allocations and pay over to any federal, state, local or foreign government any amounts required to be withheld with respect to any Member pursuant to any provisions of federal, state, local or foreign law. All amounts so withheld shall be treated as amounts distributed to the Members pursuant to Section 11.01 of this Agreement. To the extent any amount withheld with respect to a Member pursuant to this Section 11.02 for any year exceeds the amount distributable to such Member for such year, such Member shall repay such excess to the LLC within ten (10) days after such Member receives written notice from the LLC of the amount of such excess. The LLC will withhold, from all payments owed to each Member hereunder, United States federal withholding taxes as required by applicable law unless the LLC has received from such Member proof, satisfactory to the LLC in its reasonable discretion, that payment to such Member is exempt from withholding taxes or subject to a reduced treaty rate as documented on a U.S. Treasury Form W-9, W-8ECI, or W-8BEN, as the case may be. Each such Member shall provide such documentation to the LLC within fifteen (15) days after the date of this Agreement or prior to any distribution made to such Member.

11.03 Tax Distributions.

(a) Notwithstanding Section 11.01 hereof, within ten (10) days after March 31, May 31, August 31 and December 31 of each fiscal year (each, a “Tax Quarter”), the Board shall (i) estimate the amount of taxable income of the LLC allocable to each Member (for avoidance of doubt, disregarding all deductions, credits, tax benefits, etc. personal to such Member, including any such items arising pursuant to the operation of Code Section 743) for federal income tax purposes for the period beginning on the first day of the fiscal year through the end of such Tax Quarter and (ii) to the extent that funds are legally available therefor, advance to each Member, other than a tax-exempt Member, an aggregate amount equal to the product of (A) the net taxable income, if any, of the LLC for such Tax Quarter allocable to such Member, times (B) the highest applicable effective marginal Federal and state income tax rate for either an individual or a corporation which is domiciled in Connecticut and assuming all income is allocated to Connecticut. All amounts so advanced shall be treated as amounts distributed to the Member pursuant to Section 11.01, and shall be reduced by any amount withheld with respect to the Member pursuant to Section 11.02.

(b) If the LLC does not have funds legally available to distribute on a timely basis the full tax distributions that would otherwise be required pursuant to Section 11.03(a) above, then: (i) such tax distributions shall be made to the Members in proportion to the tax distributions they would receive had the full amount of funds been available; and (ii) the unpaid amount shall carry forward and be paid by the LLC as soon as the LLC has funds legally available.

11.04 Distribution Upon Liquidation or Dissolution. In the event the LLC (or a Member’s interest therein) is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), subject to the prior payment of all liabilities of the LLC, subject to Section 11.5 with respect to distributions to Incentive Members, all distributions shall be made pursuant to this Section 11.04 to the Members (or such Member, as appropriate) in accordance with their positive Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). The parties to this Agreement intend that the allocation provisions contained in this Agreement shall produce final Capital Account balances of the Members that will permit liquidating distributions to be made to the Members pursuant to Section 4.02. To the extent that the allocation provisions contained in this Agreement (including, without limitation, Section 10.05) fail to produce such final adjusted Capital Account balances, (a) such provisions shall be amended if and to the extent necessary to produce such result, (b) net income and net losses of the LLC (or items of gross income and deduction of the LLC) shall be allocated by the LLC among the Members for current and future years and (c) the provisions of this sentence shall control notwithstanding any reallocation or adjustment of net income or net loss (or items thereof) by the Internal Revenue Service or other taxing authority.

11.05 Distributions on Account of Unvested Shares; Participation Thresholds.

(a) Notwithstanding the provisions set forth in Section 11.01 and Section 11.04, no distribution, other than a distribution made in accordance with Section 11.03, shall be made to an Incentive Member with respect to Unvested Incentive Shares held by such Incentive Member. Any amount that would otherwise be distributed to an Incentive Member pursuant to Section 11.01 but for the application of the preceding sentence shall instead be retained by the LLC and paid to such Member if, as and when the Unvested Incentive Shares to which such retained amount relates vests pursuant to the terms of the applicable Award Agreement and the Incentive Plan. If any Unvested Incentive Share ceases to vest or is cancelled, forfeited, repurchased or otherwise acquired by the LLC prior to vesting, all amounts retained by the LLC pursuant to this Section 11.05(a) on account of such Unvested Incentive Share shall be distributed among the holders of the remaining outstanding Shares pursuant to Section 11.01.

(b) No amount shall be distributed with respect to any particular Incentive Share under Section 4.02, Section 11.01 or Section 11.04 unless and until the cumulative amount that would be (or has been) distributed in respect of all Shares subsequent to the issuance of such Incentive Share exceeds the amount of such Incentive Share’s Participation Threshold and, until such time, the distributions under Section 4.02, Section 11.01 and Section 11.04 shall not take into account such Incentive Share (and such amount will be distributed to all other holders of Shares as if such Incentive Share were not outstanding).

ARTICLE XII - Transfers of Shares

12.01 Transfers by Members.

(a) Notice of Transfer. If any Member (the “Transferring Member”) proposes to directly or indirectly sell, assign, exchange, convey, gift, transfer by bequest, devise or otherwise transfer in any manner (a “Transfer”) all or any portion of his, her or its Shares (the “Transfer Securities”), then the Transferring Member shall promptly give written notice (the “Notice”), simultaneously to the LLC and to each of the Investors. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and type of Transfer Securities, the nature of such Transfer, the consideration to be paid, the proposed date of consummation of such Transfer and the name and address of each prospective purchaser or transferee and shall be accompanied by copies of all material proposed agreements relating to such proposed Transfer. In the event that the Transfer is being made pursuant to the provisions of Section 12.02, the Notice shall state under which provision the Transfer is being made. No Transfer of Incentive Shares shall be permitted unless such Transfer is approved by the Board.

(b) Right of First Refusal. Except for Transfers permitted by Section 12.02, with respect to any proposed Transfer by the Transferring Member of Transfer Securities, the LLC shall have the right, exercisable upon written notice to the Transferring Member within ten (10) days after the receipt of the Notice, to purchase all or any portion of the Transfer Securities subject to the Notice on the same material terms and conditions (including the price) as set forth therein. The LLC’s purchase right shall be exercised by written notice signed by an officer of the LLC authorized by the Board and delivered to the Transferring Member proposing to Transfer the Transfer Securities and to each of the other Members. The LLC shall effect the purchase of such Transfer Securities subject to a Notice, including payment of the purchase price, within sixty (60) days after (i) if such Transfer Securities are certificated, such date that the

Transferring Member shall deliver to the LLC the certificate(s) (if any) representing the Transfer Securities to be purchased by the LLC, each certificate to be properly endorsed for transfer, or (ii) if such Transfer Securities are not certificated, such date of LLC’s delivery of exercise notice to the applicable Transferring Member. The Transfer Securities so purchased shall thereupon be cancelled and cease to be issued and outstanding.

(c) Right of Second Refusal.

(i) In the event that the LLC does not elect to purchase all of the Transfer Securities available pursuant to its rights under Section 12.01(b) within the period set forth therein, the LLC shall promptly give a written notice to the Transferring Member and the Investors (the “Second Notice”) that shall set forth the Transfer Securities subject to a Notice not purchased by the LLC and that shall include the terms of the Notice set forth in Section 12.01(a). Each Investor shall then have the right, exercisable upon written notice to the applicable Transferring Member within ten (10) days after the receipt of the Second Notice, to purchase such Investor’s pro rata share (as determined pursuant to Section 12.01(c)(ii)) of the Transfer Securities subject to the Second Notice on the same material terms (including the price) and conditions as set forth therein.

(ii) The pro rata share of each Investor shall be equal to the product obtained by multiplying (x) the aggregate number of Transfer Securities covered by the Second Notice and (y) a fraction, the numerator of which is the number of Investor Shares (as hereinafter defined) held by such Investor at the time of the Transfer and the denominator of which is the total number of Investor Shares held by all Investors at the time of the Transfer. “Investor Shares” means the Common Shares issued or issuable upon conversion of the Preferred Shares.

(iii) In the event that not all of the Investors elect to purchase their full pro rata share (as determined pursuant to Section 12.01(c)(ii)) of the Transfer Securities available pursuant to their rights under Section 12.01(c)(i) within the time period set forth therein, then the Transferring Member shall promptly give written notice (the “Oversubscription Notice”) to each of the Investors who has so elected to exercise its full pro rata share of the Transfer Securities available in accordance with Section 12.01(c)(i) (the “Participating Members”) which Oversubscription Notice shall set forth the Transfer Securities not purchased by the other Investors, and shall offer such Participating Members the right to acquire such unsubscribed Transfer Securities. Each Participating Member shall have ten (10) days after receipt of the Oversubscription Notice (the “Oversubscription Period”) to notify the Transferring Member of its election to purchase all or any portion of the unsubscribed Transfer Securities on the same terms and conditions as set forth in the Second Notice. If, as a result thereof, the Participating Members elect to purchase more than the total number of unsubscribed Transfer Securities available for purchase, the number of unsubscribed Transfer Securities to be purchased by each Participating Member shall be proportionately reduced based on such Participating Member’s pro rata share of the unsubscribed Transfer Securities, or as otherwise agreed amongst themselves. Each Participating Members’ pro rata share for purposes of the immediately preceding sentence shall be equal to the product obtained by multiplying (x) the aggregate number of unsubscribed Transfer Securities covered by the Oversubscription Notice and (y) a fraction, the numerator of which is the number of Investor Shares owned by such Participating Member at the time of the Transfer and the denominator of which is the total number of Investor Shares owned by all of the Participating Members at the time of the Transfer. The Participating Members (including the Participating Members who elect to oversubscribe in accordance with this Section 12.01(c)(iii)) shall effect the purchase of the Transfer Securities, including payment of the purchase price, within sixty (60) days after (i) if the Transfer Securities are certificated, such date that the Transferring Member shall deliver to the appropriate Participating Member the certificate(s) (if any) representing the Transfer Securities to be purchased by the Participating Members, each certificate to be properly endorsed for transfer or (ii) if the Transfer Securities are not certificated, the applicable expiration date of such Participating Member’s Oversubscription Period.

(d) Sale of Unpurchased Securities.

(i) If the LLC and/or the Participating Members elect to purchase all of the Transfer Securities that are the subject of the Notice and/or the Second Notice, the Transferring Member shall honor their elections to purchase and consummate the sale or sales of the Transfer Securities on terms set forth in the Notice and/or the Second Notice, as applicable. If the LLC and/or the Participating Members do not elect to purchase all of the Transfer Securities that are the subject of the Notice and/or the Second Notice or if they elect to purchase all of such Transfer Securities, but such purchases are not consummated at the closings scheduled therefor (such Transfer Securities not so purchased being the “Unpurchased Securities”), then the Transferring Member shall be entitled to sell all of such Unpurchased Securities to the proposed third party purchaser pursuant to the terms set forth in the Notice and/or the Second Notice, as applicable, subject to the provisions of Section 12.01(e). Any proposed Transfer to a third party purchaser that is not consummated within sixty (60) days after the later of the expiration of the latest-to-expire ten-day period specified in Section 12.01(c)(i) or (iii), as the case may be, and the ten-day period specified in Section 12.01(e)(i), or any proposed Transfer on terms and conditions more favorable to the proposed transferee than those described in the Notice shall again be subject to the rights of the LLC and the other Members in Section 12.01(b) and Section 12.01(c) (the “First Refusal Rights”) and, if applicable, the rights of the Investors in Section 12.01(e) (the “Co-Sale Rights”).

(ii) If all or part of the purchase price as stated in the Notice consists of consideration other than cash, then the LLC and the Participating Members shall have the right to purchase the Transfer Securities for cash consideration equal to the sum of the cash consideration, if any, specified in such Notice, plus the fair market value of the non-cash consideration as determined in good faith by the Board.

(e) Right of Co-Sale.

(i) In the event that the LLC and/or the Investors do not elect to purchase all of the Transfer Securities pursuant to Sections 12.01(b) and 12.01(c), the Transferring Member shall deliver to the LLC and each Investor written notice (the “Co-Sale Notice”) that each Investor shall have the right, exercisable upon written notice (the “Co-Sale Response”) to the Transferring Member within ten (10) days after receipt of the Co-Sale Notice, to participate in such Transfer of the Transfer Securities on the same terms and conditions. Such Co-Sale Response shall indicate the number of Shares such Investor desires to sell under such Investor’s right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Transfer Securities that the Transferring Member may sell in the transaction shall be correspondingly reduced.

(ii) Each Investor may sell all or any part of its Shares equal to the product obtained by multiplying (A) the aggregate number of Transfer Securities covered by the Co-Sale Notice (calculated on a Fully-Diluted Basis) by (B) a fraction the numerator of which is the number of Voting Shares owned by such Investor immediately prior to the Transfer (calculated on a Fully-Diluted Basis) and the denominator of which is the sum of (1) the number of Voting Shares owned by the Transferring Member and (2) the number of Voting Shares owned by all of the electing Investors immediately prior to the Transfer (calculated on a Fully- Diluted Basis).

(iii) Each Investor who elects to participate in the Transfer pursuant to this Section 12.01(e) shall effect its participation in the Transfer by promptly delivering in escrow to the LLC for transfer on behalf of such Investor to the prospective purchaser one or more certificates (if any), properly endorsed for transfer, which represent the number of Shares that such Investor elects to sell, provided, however, that if the Shares are not certificated, then each Investor shall effect its participation by delivering written notice to the LLC and the Transferring Member.

(iv) The certificate or certificates (if any) that the Investor delivers to the LLC pursuant to Section 12.01(e)(iii) shall be transferred to the prospective purchaser on consummation of the sale of Transfer Securities pursuant to the terms and conditions specified in the Co-Sale Notice, and the LLC shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from an Investor exercising its Co-Sale Rights hereunder, the Transferring Member shall not sell to such prospective purchaser or purchasers any Transfer Securities unless and until, simultaneously with such sale, such Transferring Member shall purchase such Shares or other securities from such Investor on the same terms and conditions specified in the Co-Sale Notice; provided, however, if such sale constitutes a Sale Transaction, the portion of the aggregate consideration paid by the Selling Stockholder to such participating Investor(s) shall be made in accordance with Section 12.04(e)(ix).

(v) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Transfer Securities made by the Transferring Member shall not adversely affect their rights to participate in subsequent Transfers of Shares.

(vi) If none of the Investors elects to participate in the sale of Transfer Securities subject to the Co-Sale Notice, the Transferring Member may, not later than thirty (30) days following delivery to the LLC of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of the Transfer Securities covered by the Co-Sale Notice within ten (10) days of such agreement on terms (including the price) and conditions not more materially favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions more favorable to the proposed transferor than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any Shares by the Transferring Member, shall again be subject to the Co-Sale Rights of the Investors and shall require compliance by the Transferring Member with the procedures described in this Section 12.01(e).

(vii) Any participating Investor may withdraw from exercising such participating Investor’s right of co-sale under this Section 12.01(e) in connection with a proposed Transfer at any time prior to the consummation of such Transfer, in which case the number of Transfer Securities that the Transferring Member may sell in the proposed Transfer shall be correspondingly increased to give effect to the non-participation of such participating Investor.

(viii) Subject to Section 12.01(e)(ix), the aggregate consideration payable to the participating Investors and the Transferring Member shall be allocated based on the number of Transfer Securities sold to the prospective transferee by each participating Investor and the Transferring Member, provided that, if a participating Investor wishes to sell Preferred Shares, the price set forth in the Co-Sale Notice shall be appropriately adjusted based on the conversion ratio of such Preferred Shares into Common Shares.

(ix) In the event that the proposed Transfer constitutes a Sale Transaction, the terms of the agreement related to such Transfer shall provide that the aggregate consideration from such Transfer shall be allocated to the participating Investors and the Transferring Member in accordance with Section 11.04.

(f) Termination. The rights and obligations set forth in this Section 12.01 shall not apply in connection with, and shall immediately terminate upon, the date of the closing of a Sale Transaction.

(g) Assignment of First Refusal Rights. The LLC hereby agrees that to the extent that it has any right of first refusal under any agreement or understanding other than this Agreement on any Transfers of Shares, it shall not assign such right to any person except to the Investors on a ratable basis (based on the number of Investor Shares held by each Investor immediately prior to such Transfer).

12.02 Permitted Transfers. Notwithstanding the foregoing, the First Refusal Rights and the Co-Sale Rights in Section 12.01 shall not apply to any Transfer by a Member to (a) any parent, spouse, descendant (whether natural or adopted) or sibling of, or trust or other vehicle formed solely for the benefit of and controlled by, such Member and/or any one or more of them (a “Family Member”) or any Affiliate, partner, member, stockholder or other equity holder of such Member, (b) any pledge of Shares made pursuant to a bona fide loan transaction that creates a mere security interest, (c) any bona fide gift, (d) in the case of Connecticut Innovations, Incorporated (“CII”), upon a transfer by CII to a Permitted CII Transferee (as defined below), or (e) to a repurchase of Shares from a Member by the LLC; provided that the transferor shall inform the LLC, the Investors and the holders of Preferred Shares of such Transfer prior to effecting it and the transferee shall furnish the LLC, the Investors and such holders with a written agreement to be bound by and comply with all provisions of this Agreement (any such transferee described in foregoing clauses (a)-(e) being a “Permitted Transferee”); and, provided, further, in the case of any (x) Transfer to a Family Member or (y) bona fide gift, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer. Notwithstanding anything to the contrary herein, the provisions of Section 12.01 shall not apply to the sale of any Shares to the public in an offering pursuant to an effective registration statement under the Securities Act. “Permitted CII Transferee” means any of the following: (i) any governmental or quasi-governmental agency of the State of Connecticut, governmental unit of the State of Connecticut or statutorily created entity of the State of Connecticut; (ii) (A) any corporation, limited liability company, partnership or other entity controlled by CII or (B) any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, CII created for the purpose of managing and/or making investments in portfolio companies with a Connecticut Presence (as defined under the Put Agreement), including without limitation Connecticut Emerging Enterprises, L.P.; or (iii) any successor or replacement agency of the State of Connecticut (or other entity) for CII.

12.03 Prohibited Transfers.

(a) In the event that a Transferring Member should Transfer any Shares in contravention of the Co-Sale Rights of an Investor under Section 12.01(e) (a “Prohibited Transfer”), such Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferring Member shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Transferring Member the number of Shares that such Investor would have been entitled to transfer to the purchaser under Section 12.01(e) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the Shares are to be sold to the Transferring Member shall be equal to the price per share paid by the purchaser to such Transferring Member in such Prohibited Transfer. The Transferring Member shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under Section 12.01(e).

(ii) Within 90 days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Transferring Member the certificate or certificates (if any) representing securities to be sold, each certificate to be properly endorsed for transfer, provided, however, that if such securities are not certificated, then such Investor shall exercise such rights by delivering written notice to the LLC and the Transferring Member.

(iii) The Transferring Member shall, upon receipt of the certificate or certificates for the securities to be sold by an Investor pursuant to this Section 12.03(b), or, if securities are not certificated, exercise notice from an Investor as described in Section 12.03(b)(ii), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 12.03(b)(i), in cash or by other means acceptable to such Investor.

(iv) Notwithstanding the foregoing, any attempt by the Transferring Member to Transfer Shares in violation of Section 12.01(e) hereof shall be voidable at the option of the Requisite Preferred Holders if they do not elect to exercise the put option set forth in Section 12.03(b). The LLC agrees it will not effect a Prohibited Transfer or treat any alleged transferee as the holder of such Shares if such Requisite Preferred Holders so object.

12.04 Right to Forced Sale. In the event that the Requisite Preferred Holders and the Board (collectively, the “Initiators”) elect to initiate and consummate a Sale Transaction in accordance with the terms set forth in this Section 12.04 (an “Approved Sale”), by providing written notice of such election to the LLC and the Members, then all Members shall vote in favor of, consent to and raise no objections against the Approved Sale, and, if requested by the LLC, all Members shall agree to sell all of their Shares and Convertible Securities on the terms and conditions approved by the Initiators. The Members shall take all actions which are reasonably requested by the Initiators in connection with the consummation of the Approved Sale including, without limitation, attendance at Members’ meetings in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings, execution of such agreements and instruments such that any proposal or resolution reasonably requested by the Initiators in connection therewith shall be implemented by the LLC and if the Members are entitled to vote on any such matter, all of the Voting Shares and Convertible Securities over which such Member has voting control shall be voted in favor of the proposal or resolution in connection with such transaction, together with such other actions as are reasonably requested by the Initiators to effect the allocation and distribution of the aggregate consideration received upon the consummation of the Approved Sale in accordance with Section 11.04. Notwithstanding the foregoing, the Members will not be required to comply with this Section12.4 in connection with any Approved Sale unless:

(a) upon the consummation of the Approved Sale, (i) such Member receives, with respect to his, her or its Common Shares, (A) the same form of consideration for Common Shares as is received by other holders in respect of their Common Shares and (B) the same amount of consideration per Common Share as is received by all other holders in respect of their Common Shares, (ii) such Member receives, with respect to his, her or its Incentive Shares, (A) the same form of consideration for Incentive Shares as is received by other holders in respect of their Incentive Shares and (B) the same amount of consideration per Incentive Share as is received by all other holders in respect of their Incentive Shares and (iii) such Member receives, with respect to his, her or its particular series of Preferred Shares, (A) the same form of consideration for such series of Preferred Shares as is received by other holders in respect of their shares of such series of Preferred Shares and (B) the same amount of consideration per such series of Preferred Share as is received by all other holders in respect of their such series of Preferred Shares;

(b) the net consideration (i.e. the aggregate consideration less all reductions for purchase price adjustments, indemnification claims and other adjustments) payable to all holders of Shares shall be allocated among the holders of Shares on the basis of the relative liquidation preferences and other distribution provisions set forth in this Agreement to which the holders of Preferred Shares, Common Shares and Incentive Shares are entitled in a Sale Transaction (assuming for this purpose that the Approved Sale is a Sale Transaction) in accordance with this Agreement;

(c) any representations and warranties to be made by such Member in connection with the Approved Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Member holds all right, title and interest in and to the Shares such Member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Member have been duly executed by the Member and delivered to the acquirer and are enforceable (subject to customary limitations) against the Member in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Member in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Member is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Member;

(d) the Member shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Approved Sale, other than the LLC (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the LLC as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members);

(e) the liability for indemnification, if any, of such Member in the Approved Sale and for the inaccuracy of any representations and warranties made by the LLC in connection with such Approved Sale, is several and not joint with any other Member except with respect to any escrow or right to setoff or holdback of the proceeds from the Approved Sale as provided in the definitive agreement for the Approved Sale;

(f) the maximum liability of such Member in connection with such Approved Sale shall be limited to the respective proceeds paid or otherwise payable to such Member in connection with such Approved Sale (other than in the case of potential liability for fraud committed by such Member or claims related to any breach or violation of any non-competition or non-solicitation covenants agreed to by such Member in connection with such Approved Sale, in either such case, the liability for which there need not be any such limitation);

(g) the ratio of (i) the liability of a holder of Common Shares for breaches of representations, warranties, covenants or other obligations of the LLC in connection with such Approved Sale in such holder’s capacity as a holder of, and in respect of, Common Shares to the total consideration paid to such holder in the Approved Sale in such holder’s capacity as a holder of, and in respect of, Common Shares shall not exceed such ratio with respect to any other holder of Common Shares in such other holder’s capacity as a holder of, and in respect of, Common Shares, (ii) the liability of a holder of Incentive Shares for breaches of representations, warranties, covenants or other obligations of the LLC in connection with such Approved Sale in such holder’s capacity as a holder of, and in respect of, Incentive Shares to the total consideration paid to such holder in the Approved Sale in such holder’s capacity as a holder of, and in respect of, Incentive Shares shall not exceed such ratio with respect to any other holder of Incentive Shares in such other holder’s capacity as a holder of, and in respect of, Incentive Shares and (iii) the liability of a holder of a particular series of Preferred Shares for breaches of representations, warranties, covenants or other obligations of the LLC in connection with such

Approved Sale in such holder’s capacity as a holder of, and in respect of, such series of Preferred Shares to the total consideration paid to such holder in the Approved Sale in such holder’s capacity as a holder of, and in respect of, such series of Preferred Shares shall not exceed such ratio with respect to any other holder of such series of Preferred Shares in such other holder’s capacity as a holder of, and in respect of, such series of Preferred Shares;

(h) subject to Section 12.04(b) above, if any holder of Shares is given an option by the acquiror as to the form and amount of consideration to be received from such acquiror as a result of the Approved Sale, such Member shall have also been given such option; and

(i) the terms of such transaction applicable to such Members, (i) with respect to his, her or its Common Shares in such Member’s capacity as a holder of, and in respect of, Common Shares, are materially no less favorable than the terms applicable to each other holder of Common Shares in such other holder’s capacity as a holder of, and in respect of, Common Shares, (ii) with respect to his, her or its Incentive Shares in such Member’s capacity as a holder of, and in respect of, Incentive Shares, are materially no less favorable than the terms applicable to each other holder of Incentive Shares in such other holder’s capacity as a holder of, and in respect of, Incentive Shares and (iii) with respect to his, her or its particular series of Preferred Shares in such Member’s capacity as a holder of, and in respect of, such series of Preferred Shares, are materially no less favorable than the terms applicable to each other holder of such series of Preferred Shares in such other holder’s capacity as a holder of, and in respect of, such series of Preferred Shares.

Subject to clauses (a) through (i) of Section 12.04, each Member agrees to waive any and all dissenters and appraisal rights they may have under applicable law in connection with an Approved Sale, and to take any and all further actions reasonably requested or otherwise required to effectuate the Approved Sale.

SOLELY IN CONNECTION WITH THE EFFECTUATION OF THE TRANSACTIONS CONTEMPLATED BY THIS SECTION 12.04 AND THE APPOINTMENT OF THE MEMBERS OF THE BOARD PURSUANT TO SECTION 5.02(b), EACH MEMBER HEREBY EXPRESSLY AND IRREVOCABLY APPOINTS THE LLC’S PRESIDENT AS SUCH MEMBER’S PROXY AND ATTORNEY-IN-FACT TO VOTE SUCH MEMBER’S SHARES AND OTHER SECURITIES OF THE LLC AND TO TAKE ANY AND ALL SUCH OTHER ACTION WITH RESPECT TO SUCH SHARES AND OTHER SECURITIES OF THE LLC AS THE INITIATORS MAY DIRECT SOLELY IN CONNECTION WITH A TRANSACTION EFFECTED IN ACCORDANCE WITH THIS SECTION 12.04 AND THE APPOINTMENT OF THE MEMBERS OF THE BOARD PURSUANT TO SECTION 5.02(b). THIS PROXY IS COUPLED WITH AN INTEREST AND IS VALID FOR A PERIOD OF TEN (10) YEARS FROM THE DATE OF THIS AGREEMENT. For avoidance of doubt, the foregoing proxy and power of attorney shall not apply to the initial vote of the Initiators described in the initial paragraph of this Section 12.04 that triggers obligations under this Section 12.04.

12.05 Compliance with Securities Laws. Prior to any proposed Transfer of Shares (other than pursuant to an effective registration statement in accordance with the Securities Act), the holder thereof shall give written notice to the LLC of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the LLC, shall be accompanied by an opinion of counsel reasonably satisfactory to the LLC to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon, subject to compliance with the other terms and conditions set forth in this Agreement, the holder of such Shares shall be entitled to Transfer such Shares in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a Transfer in connection with a Sale Transaction or in connection with a Transfer by CII to a Permitted CII Transferee. Each certificate (if any) representing Shares Transferred as above provided shall bear the legends set forth in Section 3.02, except that such certificate shall not bear such legend if (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the LLC) would be entitled to Transfer such Shares in a public sale without registration under the Securities Act.

12.06 Termination. The rights and obligations set forth in this Article XII shall immediately terminate upon the earliest of (a) closing of a QPO or (b) closing of a Sale Transaction.

12.07 Transfer in Violation. If any Member becomes obligated to sell any Shares to any Investor under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to such Member the purchase price for such Shares as is herein specified and transfer to the name of such Investor (or request that the LLC effect such transfer in the name of an Investor) on the LLC’s books the Shares to be sold. Any proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the LLC or its transfer agent and shall not be recognized by the LLC. Each party hereto acknowledges and agrees that any breach of this Article XII would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Article XII).

ARTICLE XIII - Preemptive Rights

13.01 Offered Securities. Each of Yale University (or its assignee) and the Investors that is an “accredited investor” within the meaning of Regulation D as promulgated under the Securities Act (each, a “Qualified Member”) shall have the right to purchase up to its pro rata share (as set forth in Section 13.02) of all Shares, Convertible Securities, Options and Common Share Equivalents (together with a right of over-subscription as set forth in Section 13.02) that the LLC may, from time to time, propose to sell or issue after the date of this Agreement, other than the Exempted Securities (the “Offered Securities”). The LLC shall issue Offered Securities only in accordance with the provisions of this Article XIII.

13.02 Qualified Members’ Pro Rata Share. Each Qualified Member’s pro rata share is equal to the ratio of (a) the number of Common Shares owned by such Qualified Member, calculated on a Fully-Diluted Basis, immediately prior to the issuance of the Offered Securities to (b) the total number of Common Shares outstanding, calculated on a Fully-Diluted Basis, immediately prior to the issuance of the Offered Securities. “Fully-Diluted Basis” means, at the relevant time of determination, the number of Common Shares and Incentive Shares outstanding assuming the conversion and exchange of all outstanding convertible and exchangeable securities (including the conversion of the Preferred Shares into Common Shares) and the exercise of all then outstanding warrants, options or other rights to subscribe for or purchase any Preferred Shares or Common Shares.

13.03 Exercise of Rights. If the LLC proposes to issue any Offered Securities, it shall first give each Qualified Member written notice of its intention, describing the Offered Securities, the price, the terms and the conditions upon which the LLC proposes to issue the same and, if applicable, the identity of the persons to which the Offered Securities are intended to be offered (the “Offer Notice”). Each Qualified Member shall have fifteen (15) business days from the delivery of the Offer Notice (the “Election Period”) to decide whether to purchase its pro rata share of the Offered Securities for the price specified in the Offer Notice by giving written notice to the LLC and stating therein the quantity of Offered Securities, if any, that it elects to purchase. If the consideration to be paid by others for the Offered Securities is not cash, the fair market value of the consideration shall be determined in good faith by the Board and a reasonably detailed explanation of the Board’s determination of such value shall be included in the Offer Notice. All Qualified Members electing to participate in the issuance of such Offered Securities (the “Electing Members”) shall pay the cash equivalent thereof as so determined. If less than all of the Qualified Members elect to purchase their full pro rata share of the Offered Securities, then the LLC shall promptly notify in writing the Electing Members and shall offer such Electing Members the right to acquire the remaining Offered Securities (the “Unsubscribed Securities”). Each of the Electing Members shall have five (5) business days (the “Oversubscription Election Period”) after receipt of such notice to notify the LLC of its election to purchase all or a portion of the Unsubscribed Securities (each such Electing Member, an “Oversubscribing Member”). If, as a result thereof, the Oversubscribing Members’ oversubscription exceeds the total number of Unsubscribed Securities available to be purchased, the Unsubscribed Securities shall be allocated among the Oversubscribing Members on a pro rata basis in accordance with their relative holdings of Common Shares issuable upon conversion of the Preferred Shares then held by them, or as they otherwise agree among themselves.

13.04 Third Party Sales of Offered Securities. If, following the LLC’s compliance with this Article XIII, the Qualified Members do not purchase all of the Offered Securities, the LLC shall have ninety (90) days after the expiration of the Oversubscription Election Period to sell the Offered Securities that the Qualified Members did not purchase at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Offer Notice. If the LLC has not sold such Offered Securities within such 90-day period, the LLC shall not thereafter issue or sell any Offered Securities without first offering such securities to the Qualified Members in the manner provided in this Article XIII.

13.05 Waiver. Notwithstanding any other provision set forth herein, any and all rights arising under this Article XIII with respect to the issuance of any Offered Securities to any person may be waived, either prospectively or retrospectively, by the Requisite Preferred Holders and any such waiver shall be effective as to all Qualified Members with such rights under this Article XIII; provided that to the extent that such waiver would result in the quotient of (a) the number of such Offered Securities being offered by the Company to any Qualified Member and its Affiliates (under this Article XIII or otherwise) and (b) the total number of such Offered Securities being offered by the Company to all Qualified Members and their Affiliates (under this Article XIII or otherwise) being less than the quotient of (i) the number of Common Shares owned by such Qualified Member and its Affiliates, calculated on a Fully-Diluted Basis, immediately prior to the issuance of the Offered Securities and (ii) the total number of Common Shares owned by all Qualified Members and their Affiliates, calculated on a Fully-Diluted Basis, immediately prior to the issuance of the Offered Securities, then such waiver shall require the written consent of such Qualified Member.

13.06 Termination. The rights and obligations set forth in this Article XIII shall immediately terminate upon the earliest of (a) the closing of a QPO or (b) the consummation of a Sale Transaction.

ARTICLE XIV - Registration Rights

14.01 Demand Registrations.

(a) At any time after the 180 day period following the effective date of a Registration Statement (as defined below) filed in connection with the LLC’s initial public offering of its equity securities, the holders of at least twenty percent (20%) of Registrable Shares (the “Requesting Holders”) may request, in writing, on up to two (2) separate occasions, that the LLC effect a registration on Form S-1 (or any successor form) of Registrable Shares (as defined below) owned by one or more Investors. If the Requesting Holders intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the LLC in their request. In the event such registration is underwritten, the right of other Investors to participate in such registration shall be conditioned on such Investors’ participation in such underwriting. Upon receipt of any such request from the Requesting Holders, the LLC shall promptly give written notice of such proposed registration to all other Investors. Such other Investors shall have the right, by giving written notice to the LLC within thirty (30) days after the LLC provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election. All Investors proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to the LLC and the Investors holding a majority-in-interest of the Registrable Shares that the Members requested for inclusion in such registration. The LLC shall, at its own expense and as expeditiously as possible, and in any event within ninety (90) days after the date such request is given by the Requesting Holders, file a Form S-1 (or any successor form) for all Registrable Shares that the LLC has been requested to so register. If the underwriter advises the LLC or the holders of Registrable Shares requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of Shares to be underwritten, then the Requesting Holders shall so advise all holders of Registrable Shares that otherwise would be underwritten pursuant hereto, and the number of Registrable Shares that may be included in the underwriting shall be allocated among such holders of Registrable Shares, including the Requesting Holders, in proportion (as nearly as practicable) to the number of Registrable Shares owned by each holder or in such other proportion as shall mutually be agreed to by all such selling holders; provided, however, that the number of Registrable Shares held by the holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of this Section 14.01(a), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions this Section 14.01(a), fewer than fifty percent (50%) of Registrable Shares that the Requesting Holders have requested to be included in such registration statement are actually included.

(b) At any time after the LLC becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings, hereinafter, “Form S-3”), the Investors will have the right to require the LLC to effect Registration Statements on Form S-3 of Registrable Shares having a minimum gross proceeds in each registration on Form S-3 of at least $2,500,000. Upon receipt of any such request, the LLC shall promptly give written notice of such proposed registration to all other Investors. Such other Investors shall have the right, by giving written notice to the LLC within thirty (30) days after the LLC provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election. Thereupon, the LLC shall, as expeditiously as possible, and in any event within forty-five (45) days after the date such initial request is given, file a Form S-3 for all Registrable Shares that the LLC has been requested to so register.

(c) Notwithstanding the foregoing obligations, if the LLC furnishes to the Investors requesting a registration pursuant to this Section 14.01 a certificate signed by the LLC’s president stating that in the good faith judgment of the Board it would be materially detrimental to the LLC and its members or stockholders for such registration statement to either become effective or remain effective for as long as such registration statement would otherwise be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the LLC; (ii) require premature disclosure of material information that the LLC has a bona fide business purpose for preserving as confidential; or (iii) render the LLC unable to comply with requirements under the Securities Act or Exchange Act, then the LLC shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Investors is given; provided, however, that the LLC may not invoke this right more than once in any twelve (12) month period; and provided further that the LLC shall not register any securities for its own account or that of any other stockholder during such 90-day period other than (A) a registration relating to the sale of securities to employees of the LLC or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (B) a registration relating to a Securities and Exchange Commission (or such other federal agency at the time administering the Securities Act, the “Commission”) Rule 145 transaction; (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (D) a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

14.02 Piggy-Back Registrations.

(a) Subject to Section 14.02(b), whenever the LLC proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, promptly give written notice to all Investors of its intention to do so and, if the LLC receives the written request of any Investor holding Registrable Shares (as defined below) within twenty (20) days after the LLC provides such notice, the LLC shall cause all Registrable Shares that the LLC has been requested by such Investor or Investors to be registered under the Securities Act to the extent necessary to permit their sale or other disposition; provided, however, that the rights set forth in this Section 14.02 shall not apply to Registration Statements to be filed pursuant to Section 14.01 hereof; and provided further that the LLC shall have the right to postpone or withdraw any registration effected pursuant to this Section 14.02 without obligation to any Investor. The expenses of such withdrawn registration shall be borne by the LLC.

(b) In connection with any offering under this Section 14.02 involving an underwriting, the LLC shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as reasonably agreed upon between the LLC and the underwriters selected by it. If the underwriter advises the LLC or the holders of Registrable Shares requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of Shares to be underwritten, then the Registrable Shares that are included in such offering shall be allocated among the selling holders in proportion (as nearly as practicable to) the number of Registrable Shares owned by each selling holder or in such other proportions as shall mutually be agreed to by all such selling holders; provided that in no event shall (i) the number of Registrable Shares included in the offering be reduced unless all other securities (other than securities to be sold by the LLC) are first entirely excluded from the offering, or (ii) the amount of Registrable Shares included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering unless such offering is the initial public offering of the LLC’s equity securities and no other Member has included shares in such registration. For purposes of the provision in this Section 14.02(b) concerning apportionment, for any holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such holder, or the estates and Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “holder”, and any pro rata reduction with respect to such holder shall be based upon the aggregate number of Registrable Shares owned by all persons included in such “holder”.

14.03 Certain Definitions. For purposes of this Article XIV, (a) “Registrable Shares” means (i) the shares of Common Stock of any successor corporation to the LLC into which each Preferred Share held by any Investor has been converted or is then convertible; (ii) any shares of Common Stock purchased or acquired by any Investor subsequent to the date hereof; and (iii) any other shares of Common Stock of such successor corporation issued in respect of the shares described in clause (i) or (ii) above because of stock splits, stock dividends, reclassifications, recapitalizations, reorganizations or other similar events; provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon (x) any sale by the holders thereof pursuant to a Registration Statement or Rule 144 promulgated by the Commission under the Securities Act or (y) any sale in any manner to a person or entity which, by virtue of Section 14.09, is not entitled to the rights provided by this Article XIV; (b) “Registration Statement” means a registration statement filed with the Commission for a public offering and sale of securities (other than a registration statement on Form S-8 or Form S-4, or their successors); and (c) all references to the “LLC” shall include any successor corporation to the LLC.

14.04 Registration Procedures. If and whenever the LLC is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the LLC shall:

(a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;

(b) Promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) Promptly furnish to each selling Investor such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Investor;

(d) Use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Investors to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Investor; provided, however, that the LLC shall not be required in connection with this Section 14.04(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where it is not conducting business;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice thereof, of the time when such Registration Statement has become effective or such supplement to any prospectus forming a part of such Registration Statement has been filed;

(g) Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(h) Prepare and promptly file with the Commission, and promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of such amendment or supplement to such Registration Statement or prospectus, as then in effect, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(i) Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) At any time when a Registration Statement is effective under the Securities Act, promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The LLC shall promptly prepare a supplement or amendment to such prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(k) Use commercially reasonable efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the LLC for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each selling Investor of Registrable Shares covered by such Registration Statement and (ii) a letter dated as of such date, from the independent certified public accountants of the LLC, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to each selling Investor of Registrable Shares covered by such Registration Statement;

(l) If the LLC has delivered preliminary or final prospectuses to the selling Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the LLC shall promptly notify the selling Investors and, if requested, the selling Investors shall immediately cease making offers of Registrable Shares and return all prospectuses to the LLC. The LLC shall promptly provide the selling Investors with revised prospectuses and, following receipt of the revised prospectuses, the selling Investors shall be free to resume making offers of the Registrable Shares;

(m) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the LLC are then listed;

(n) Provide a transfer agent and registrar for all Registrable Shares registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

(o) Promptly make available for inspection by the selling Investors, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Investors, all financial and other records, pertinent corporate documents, and properties of the LLC, and cause the LLC’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

(p) Ensure that, at all times after any registration statement covering a public offering of securities of the LLC under the Securities Act shall have become effective, its insider trading policy shall provide that the LLC’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

14.05 Allocation of Expenses. The LLC will pay all Registration Expenses (as defined below) of all registrations under this Article XIV; provided, however, that if a registration under Section 14.01(a) is withdrawn at the request of the Members requesting such registration (other than as a result of information concerning the business or financial condition of the LLC that is made known in writing to the Investors requesting registration after the date on which such registration was requested) and if the requesting Investors elect not to have such registration counted as a registration requested under Section 14.01(a), the requesting Investors shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares requested to be included in such registration. The term “Registration Expenses” means all expenses incurred in complying with this Article XIV, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the LLC and the reasonable fees and expenses of one (1) counsel selected by the selling Investors holding at least a majority of the Registrable Shares to be registered to represent the selling Investors (the “Selling Member Counsel”), state Blue Sky fees and expenses, and the expense of any special audits or “cold comfort” letters incident to or required by any such registration, but excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Investor, other than the fees and disbursements of the Selling Member Counsel borne and paid by the LLC as provided above.

14.06 Indemnification and Contribution.

(a) To the extent permitted by law, in the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Article XIV, the LLC will indemnify and hold harmless each selling Investor (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Member Indemnified Party”) against any expenses, losses, claims, damages or liabilities, joint or several, to which such Member Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Registration Statement under which such Registrable Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement or (iii) any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the LLC of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or otherwise in connection with the offering covered by such Registration Statement; and the LLC will reimburse such Member Indemnified Party for any legal or any other expenses reasonably incurred by such Member Indemnified Party in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the LLC will not be liable to any Member Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, final prospectus, or any such amendment or supplement, in reasonable reliance upon and in conformity with information furnished (or not furnished in the case of an omission or alleged omission) to the LLC, in writing, by or on behalf of such Member Indemnified Party specifically for use in the preparation thereof.

(b) To the extent permitted by law, in the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Article XIV, each selling Investor, severally and not jointly, will indemnify and hold harmless the LLC, each of the LLC’s managers and officers who has signed the registration statement, each underwriter, if any, each person, if any, who controls the LLC or any such underwriter within the meaning of the Securities Act or the Exchange Act, any other seller of Registrable Shares or any such seller’s members, managers, partners, officers and managers, and each person, if any, who controls such seller within the meaning of the Securities Act and the Exchange Act (each, a “LLC Indemnified Party”; and together with the Member Indemnified Parties, the “Indemnified Parties”) against any expenses, losses, claims, damages or liabilities, joint or several, to which the LLC Indemnified Party may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement under which such Registrable Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement, or (iii) any amendment or supplement to the Registration Statement or (y) arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and only if, in the case of any of clause (x) or (y), the statement or omission was made in reliance upon and in conformity with information furnished in writing to the LLC by or on behalf of such seller, specifically and expressly for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and each such seller of Registrable Shares, severally and not jointly, will reimburse the LLC and each Indemnified Party for any legal or any other expenses reasonably incurred by the LLC and each such Indemnified Party entitled to indemnification in connection with investigating or defending any such loss, claim, damage, liability or action if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the LLC by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Investor hereunder shall be limited to an amount equal to the net proceeds received by such Investor in connection with such offering of such Registrable Shares; provided, further, however, that no such Investor will be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Each Indemnified Party entitled to indemnification under this Section 14.6 shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not be unreasonably withheld, conditioned or delayed; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice; and provided, further, that prior to assuming control of such defense, the Indemnifying Party must (i) acknowledge that, if the facts as alleged by the claimant in such claim are true, it would have an indemnity obligation for the expenses, losses, claims, damages and liabilities resulting from such claim as provided hereunder and (ii) must furnish the Indemnified Party with reasonable evidence that the indemnifying party has adequate resources to defend such claim and fulfill its indemnity obligations hereunder. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if (A) the Indemnifying Party does not deliver the acknowledgment referred to in clause (i) above within thirty (30) days of receipt of notice of the claim, (B) the claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (C) the Indemnified Party reasonably believes an adverse determination with respect to the claim would be detrimental to the reputation or future business prospects of the Indemnified Party or any of its Affiliates, (D) the claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates or (E) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the claim. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 14.06 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The LLC and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 14.06 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 14.06(d), (i) in no case shall any one Investor be liable or responsible for any amount in excess of the net proceeds received by such Investor from the offering of Registrable Shares and (ii) the LLC shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(e) The obligations of the LLC and the Investors under this Section 14.06 shall survive completion of any offering of Registrable Shares in any Registration Statement and the termination of this Agreement.

14.07 Market Stand-Off Agreement. Each Member hereby agrees that it will not, without the prior written consent of the LLC and managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the LLC for its own behalf of its Common Shares or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the LLC and the managing underwriter (such period not to initially exceed 180 days or such longer period as may be required under applicable law to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation: (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares held by such Member immediately before the effective date of the registration statement for the LLC’s public offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 14.07 shall apply only to the initial underwritten offering of Common Shares, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Members only if all officers and directors of the LLC are subject to the same restrictions and the LLC uses commercially reasonable efforts to obtain a similar agreement from all members individually owning more than one percent (1%) of the LLC’s outstanding Common Shares (after giving effect to conversion into Common Shares of all outstanding Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 14.07 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 14.07 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the LLC or the underwriters shall apply pro rata to all Members subject to such agreements, based on the number of shares subject to such agreements. The LLC may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the lock-up period.

14.08 Rule 144 Requirements. After the earliest of (x) the closing of the sale of securities of the LLC pursuant to a Registration Statement, (y) the registration by the LLC of a class of securities under Section 12 of the Exchange Act or (z) the issuance by the LLC of an offering circular pursuant to Regulation A under the Securities Act, and with a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the LLC to the public without registration or pursuant to a registration on Form S-3, the LLC agrees to:

(a) comply with the requirements of Rule 144 under the Securities Act with respect to making and keeping available current public information about the LLC;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the LLC under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares promptly after receipt of a written request (i) a written statement by the LLC as to its compliance with the requirements of said Rule 144, and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the LLC so qualifies), (ii) a copy of the most recent annual or quarterly report of the LLC and (iii) such other information, reports and documents of the LLC as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration including, without limitation, Rules 144 and 144A, or pursuant to Form S-3 (at any time after the LLC so qualifies to use such form).

14.09 Assignment of Registration Rights. The rights of an Investor under this Article XIV may only be transferred to a transferee or assignee of the Registrable Shares provided that such Investor shall, within ten (10) business days after such transfer, furnish to the LLC written notice of the name and address of such transferee or assignee and the number of Registrable Shares with respect to which such rights are being assigned. Any transferee of an Investor’s Registrable Shares shall, as a condition to such transfer, deliver to the LLC a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Members under this Agreement to the same extent as if such transferee were a Member hereunder. The transferee or assignee of an Investor’s rights and obligations hereunder shall be deemed a “Investor” for purposes of this Agreement.

14.10 Limitations on Subsequent Registration Rights. The LLC shall not, without the prior written consent of the Requisite Preferred Holders, enter into any agreement with any holder or prospective holder of any securities of the LLC that would allow such holder or prospective holder to (a) include securities of the LLC in any registration filed under Section 14.01 or Section 14.02, (b) make a demand registration that could result in such registration statement being declared effective prior to twelve (12) months after the initial underwritten public offering of the Common Stock or (c) have registration rights that are pari passu with or superior to the rights granted to the Investors under this Agreement.

14.11 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 14.01, the LLC agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the LLC of the underwriters of such offering.

14.12 Information by Holder. As a condition to be included in any registration statement, each holder of Registrable Shares included in any registration shall furnish to the LLC such information regarding such holder and the distribution proposed by such holder as the LLC may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, within ten (10) days of such request.

14.13 Selection of Underwriter. The LLC shall have the right to designate the managing underwriter in any underwritten offering, except for any registration effected pursuant to Section 14.01, which designation shall be subject to the approval of the Investors holding at least a majority of the Registrable Shares that all Investors requested to be included in such offering, and which approval shall not be unreasonably withheld.

14.14 Mergers, Etc. The LLC shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the LLC shall not be the surviving entity unless the proposed surviving entity shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the LLC under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to be references to the securities that the Investor would be entitled to receive in exchange for Registrable Shares under the terms of any such merger, consolidation, or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the LLC is not the surviving entity if all Investors are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (a) cash, (b) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act or (c) securities of the acquiring entity that the acquiring entity has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

14.15 Termination. The rights and obligations set forth in this Article XIV shall terminate on the earlier to occur of: (a) the closing of a Sale Transaction and (b) the fifth (5th) anniversary of the consummation of the initial public offering of the LLC’s equity securities.

ARTICLE XV - Dissolution, Liquidation, and Termination

15.01 Dissolution. Subject to Section 4.05, the LLC shall dissolve and its affairs shall be wound up upon the earliest to occur of the following:

(a) the written consent of the Board;

(b) the consummation of a Sale Transaction; and

(c) the entry of a decree of judicial dissolution under the Act.

The LLC shall not dissolve or be terminated upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member. The LLC shall promptly notify the Members of the dissolution of the LLC.

15.02 Liquidation. Upon dissolution of the LLC, the Board shall act as its liquidating trustee or the Board may appoint one or more Managers or Members as liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the LLC, to wind up its affairs and to make final distributions as provided in Section 11.04 and in the Act. The costs of dissolution and liquidation shall be an expense of the LLC. Until final distribution, the liquidating trustee may continue to operate the business and properties of the LLC with all of the power and authority of the Managers. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by a firm of independent public accountants of the LLC’s assets, liabilities, operations and liquidating distributions to be given to the Members.

15.03 Termination. Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Board (or such other person or persons as the Act may require or permit) shall take such other actions as may be necessary to terminate the existence of the LLC.

15.04 Right to Convert to Corporate Form. Notwithstanding anything to the contrary set forth herein, and without any need for consent or approval of any Member other than the prior written consent of Requisite Preferred Holders, and without provision for any dissenters, appraisal or similar rights (each of which is hereby waived), the Board may, at any time by not less than ten (10) days prior written notice given to all Members, implement a reorganization of the LLC which may include, for example, contribution by the Members of their Shares to a newly formed corporation or the conversion of the LLC into a Delaware corporation (including, without limitation, by merger, consolidation or other business combination or transfer of all or a part of the LLC’s assets), in each case on terms that preserve and reflect the member rights (e.g., preemptive rights, protective provisions) and the substantive economic rights of their Shares, and the Members shall take appropriate steps to implement such reorganization. Without limiting the foregoing, each Member hereby agrees with respect to all Shares which such Member owns or over which it otherwise exercises voting or dispositive authority to (i) vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such offering and reorganization and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the LLC to consummate such offering; and (ii) execute and deliver all related documentation (which may include, as an example, stock option agreements for Members that hold Incentive Shares) and take such other action in support of such offering and reorganization as shall reasonably be requested by the LLC. For the avoidance of doubt, it is the intention of the parties that any shares or options to acquire shares in the LLC (or any successor thereto) to be received pursuant to this Section 15.04 will afford to the receiving party the same economic interest, voting and other member rights, benefits and obligations as were associated with the Shares held by such party immediately prior to such reorganization, both generally and relative to the holders of other shares of the LLC (or any successor thereto) (but subject to the terms hereof and without any right to tax distributions as contemplated by Section 11.03). Upon such reorganization in accordance with this Section 15.04:

(a) The stockholders of such successor corporation, and such corporation, shall enter into a stockholders agreement incorporating the terms of this Agreement; and

(b) Each person that is now or hereafter becomes a Member of the LLC by execution of this Agreement, an amendment hereto or an instrument acknowledging that such person is bound hereby, irrevocably constitutes and appoints the President of the LLC and any person designated by the President of the LLC to act on its behalf for the purposes of this Section 15.04, and each of them acting singly, such person’s true and lawful agent and attorney-in-fact with full power and authority in such person’s name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any and all agreements, instruments and other documents (including, without limitation, the organizational documents of the corporation or corporations into which the LLC may be converted as contemplated by this Section 15.04, the agreements among the stockholders of such corporation or corporations and/or such corporation or corporations referred to in this Section 15.04, and instruments of assignment and transfer assigning the assets of the LLC or the Members’ respective Shares in the LLC, as the case may be, to such corporation or corporations in order to effectuate such conversion as contemplated by this Section 15.04) as are necessary or appropriate, in the reasonable opinion of the President of the LLC or such person designated by it, to implement and effectuate the provisions of this Section 15.04, which the power of attorney is hereby agreed and acknowledged to be irrevocable and coupled with an interest, in recognition of the fact that President of the LLC will be relying upon the power to act as contemplated by this Section 15.04 in connection with the reorganization of the LLC and the other matters contemplated by this Section 15.04, and shall survive any death, retirement, resignation, withdrawal, expulsion, removal, bankruptcy, dissolution or adjudication of incompetence or insanity of any Member until such time as the provisions of this Section 15.04 have been implemented and effectuated to the reasonable satisfaction of the LLC.

ARTICLE XVI - General Provisions

16.01 Offset. Whenever the LLC is obligated to make a distribution or payment to any Member, any amounts that such Member owes the LLC may be deducted from said distribution or payment by the LLC.

16.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested or for Members whose principal place of business is outside the United States, one (1) business day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of a facsimile or electronic mail transmission by the recipient. Such notices, requests and consents shall be given (i) to Members at their addresses, fax numbers or electronic mail addresses on Schedule A attached hereto, or such other address, fax number or electronic mail address as a Member may specify by notice to the LLC and to all of the other Members, or (ii) to the LLC at the address of the principal office of LLC specified in Section 1.05 or such other address or fax numbers as the LLC may specify by notice to the Members. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

16.03 Entire Agreement. This Agreement constitutes the entire agreement of the LLC and the Members relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect to the subject matter of this Agreement, whether oral or written including, without limitation, the Existing Agreement. The Existing Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted under and covenants made in the Existing Agreement are hereby released and superseded in their entirety and shall have no further force or effect. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

16.04 Consent to Jurisdiction. The parties to this Agreement hereby consent to the exclusive jurisdiction of the federal and state courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC and waive any objection they may have to such jurisdiction or to the venue of any such matter or dispute and any claim that such matter or dispute has been brought in an inconvenient forum. Effective service of process may be made upon any Member pursuant to the notice provisions of Section 16.02. To the fullest extent permitted by law, and as separately bargained- for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

16.05 Amendment or Modification. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), at any time and from time to time, by a written instrument signed by the LLC and the Requisite Preferred Holders; provided that (a) any amendment to, or termination or waiver of, this Section 16.05(a) or Section 5.02(b) that would adversely affect the rights of Canaan to designate or remove the Canaan Manager shall also require the prior written consent of Canaan, (b) any amendment to, or termination or waiver of, this Section 16.05(b) or Section 5.02(b) that would adversely affect the rights of 5AM to designate or remove the 5AM Manager shall also require the prior written consent of 5AM, (c) any amendment to, or termination or waiver of, this Section 16.05(c) or Section 5.02(b) that would adversely affect the rights of RA Capital to designate or remove the RA Capital Manager shall also require the prior written consent of RA Capital, (d) any amendment to, or termination or waiver of, this Section 16.05(d) or Section 5.02(b) that would adversely affect the rights of OrbiMed to designate or remove the OrbiMed Manager shall also require the prior written consent of OrbiMed, (e) any amendment to, or termination or waiver of, this Section 16.05(e) or Section 5.02(b) that would adversely affect the rights of Nextech to designate or remove the Nextech Manager shall also require the prior written consent of Nextech, (f) any amendment to, or termination or waiver of, this Section 16.05(f) or Section 5.02(b) that would adversely affect the rights of the holders of a majority of the then outstanding Common Shares, voting as a separate class, to designate or remove the Common Manager shall also require the prior written consent of the holders of a majority of the then outstanding Common Shares, voting as a separate class, (g) any amendment to, or termination or waiver of, this Section 16.05(g) or Section 5.02(b)

that would adversely affect the rights of the holders of at least a majority of the then outstanding Voting Shares to remove an Independent Manager shall also require the prior written consent of the holders of at least a majority of the then outstanding Voting Shares, (h) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any holder of Series A Preferred Shares without the written consent of such holder unless such amendment, modification, termination or waiver applies to all such holders in the same fashion, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any holder of Series B Preferred Shares without the written consent of such holder unless such amendment, modification, termination or waiver applies to all such holders in the same fashion, (j) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any holder of Series C Preferred Shares without the written consent of such holder unless such amendment, modification, termination or waiver applies to all such holders in the same fashion, (k) any provision of this Agreement that is for the sole benefit of, or is the sole obligation of, a single Member may only be waived, modified or amended with the written consent of such Member (along with the written agreement of the LLC and Requisite Preferred Holders), (l) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party, (m) any provision to this Agreement applicable expressly to CII, a Permitted CII Transferee or the Put Agreement may only be amended with the written consent of CII, and may only be waived with the written consent of CII and (n) for so long as any of Deerfield Special Situations Fund, LP, Deerfield Private Design Fund III, L.P. or Deerfield Private Design Fund III, L.P. (“Deerfield”) own any Preferred Shares, any amendment to, or termination or waiver of, Section 13.05, Section 14.07 or Section 16.22 with respect to Deerfield shall require the prior written consent of Deerfield. Any amendment or waiver effected in accordance with this Section 16.05 shall be binding upon the LLC and each of the Members and their respective successors and assigns.

16.06 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

16.07 Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate of Formation or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

16.08 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Board.

16.09 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC or for partition of the property of the LLC. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

16.10 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions of this Agreement and (b) all of the provisions of the Certificate of Formation. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

16.11 Third Party Beneficiaries. Except as otherwise expressly set forth herein, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the LLC or any of its Members or Managers, except for Members or Managers in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the LLC or any Member or Manager.

16.12 Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act. The term “person” as used in this Agreement shall include individuals, partnerships, corporations, trusts, limited liability companies and other entities of whatever nature. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule or strict construction will be applied against any party hereto. In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

16.13 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. This Agreement may be executed by facsimile or other electronic signatures.

16.14 Attorneys’ Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against another party to this Agreement, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an “Action”), the losing party shall pay to the prevailing party the amount of all reasonable attorneys’ fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling or award (collectively, a “Decision”) granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such Decision. “Prevailing party” within the meaning of this Section 16.14 includes, without limitation, a party that agrees to dismiss an Action on the other party’s payment of the sums allegedly due or performance of the covenants allegedly breached or that obtains substantially the relief sought by it.

16.15 General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person.

16.16 Remedies Cumulative. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

16.17 Sale Transaction. No Member shall enter into any transaction or series of related transactions resulting in a Sale Transaction unless (a) such transaction or transactions is approved in accordance with this Agreement and (b) the terms of such transaction or transactions provide that the consideration to be paid to the Members of is to be allocated in accordance with the preferences and priorities set forth in this Agreement.

16.18 Splits, Distributions, Etc. In the event of any issuance of Shares hereafter to any of the Members (including, without limitation, in connection with any Share split, Share distribution, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and, if certificated, shall be endorsed with the legends set forth in this Agreement. All references to numbers of Shares in this Agreement shall be appropriately adjusted to reflect any Share distribution, split, combination or other recapitalization affecting the Shares occurring after the date of this Agreement.

16.19 Aggregation of Shares. For the purpose of determining the availability of any rights under this Agreement that may be based upon the number of Shares, or any class or series thereof, held by a party hereto, all Shares, and all Shares of such class or series, as the case may be, held by such person together with all Shares, and all Shares of such class or series, as the case may be, held by Affiliates of such person shall be aggregated together in all such required calculations.

16.20 Acknowledgment. The LLC and Members acknowledge that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the LLC. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the LLC.

16.21 Transfer of Rights. The rights of each Investor under this Agreement may be transferred to a transferee or assignee of the Investor Shares of such Investor; provided that the Investor shall, within ten (10) business days after such transfer, furnish to the LLC written notice of the name and address of such transferee or assignee and the number of Investor Shares with respect to which such rights are being assigned. The transferee or assignee of an Investor’s rights and obligations hereunder shall be deemed an “Investor” for purposes of this Agreement.

16.22 Right to Conduct Activities. The LLC hereby agrees and acknowledges that each Investor that is a venture capital fund, private equity fund or similar pooled investment vehicle, together with its affiliates (collectively, the “Fund Investors,” and each a “Fund Investor”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the LLC’s business (as currently conducted or as currently proposed to be conducted). The LLC hereby agrees that, to the extent permitted under applicable law, no Fund Investor shall be liable to the LLC for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the LLC, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the LLC; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized use or disclosure of the LLC’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the LLC from any liability associated with his or her fiduciary duties to the LLC.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

LLC:

ARVINAS HOLDING COMPANY, LLC

By:	/s/ John Houston
Name:	Dr. John Houston
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

MEMBERS:

5AM VENTURES III, L.P.

By: 5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS III, L.P.

By: 5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun
Name: Abayomi A. Adigun
Title: Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
Name: Janine M. Lall
Title: Controller
DUMAC, Inc.
Authorized Agent

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

CANAAN IX L.P.

BY:	CANAAN PARTNERS IX LLC Its General Partner

By:	/s/ Stephen Bloch
Name:	Stephen Bloch
Title:	Member

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ Sean Cassidy
SEAN CASSIDY

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ David M. Wurzer
Name:	David M. Wurzer
Title:	CIO and EVP

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P.
General Partner

By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P.
General Partner

By:	J.E. Flynn Capital IV, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

ELM STREET VENTURES, LP

By:	Elm Street Venture Associates, LLC
its General Partner

By:	/s/ Robert Bettigole
Name: Robert Bettigole
Title: Managing Partner

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

HH ARV HOLDINGS, LLC

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Director

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ John Houston
DR. JOHN HOUSTON

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

JASMINE LANE VENTURES, LLC

By:	/s/ Erin Stephen
Name:	Erin Stephen
Title:	Manager

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ Manuel Litchman
DR. MANUEL LITCHMAN

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ Brad Margus
BRAD MARGUS

BRADLEY A. MARGUS REVOCABLE TRUST

By:	/s/ Brad Margus
Name:	Brad Margus
Title:	Trustee

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P.
Its:	General Partner

	By:	New Leaf Venture Management III, L.L.C.
	Its:	General Partner

	By:	/s/ Liam T. Ratcliffe
Liam T. Ratcliffe
Managing Director

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Nextech V GP S.à r.l. on behalf of
NEXTECH V ONCOLOGY S.C.S., SICAV-SIF

By:	/s/ James Pledger
Name:	James Pledger
Title:	Manager

By:	/s/ James Vella-Bamber
Name:	James Vella Bamber
Title:	Manager

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

ORBIMED PRIVATE INVESTMENTS VI, LP

By:	OrbiMed Capital GP VI LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

PRECISION ONCO LIMITED

By:	/s/ Yuan Sun
Name: Yuan Sun
Title: Director

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC
Its:	General Partner

By:	/s/ Amanda Daniels
Name:	Amanda Daniels
Title:	Authorized Signatory

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

KEVIN L. RAKIN IRREVOCABLE TRUST

By:	/s/ Lloyd Hoffman
Name: Lloyd Hoffman
Title: Trustee

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ Craig Crews
DR. CRAIG CREWS

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

/s/ Tim Shannon
TIM SHANNON

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

SCHEDULE A

MEMBERS

Member Name and Address

5AM Co-Investors III, L.P.

5AM Ventures III, L.P.

Andrew Alt

Martha Altieri

Monica Andreoli

Michael Berlin

Scott Biller

Blackwell Partners LLC – Series A

Mark Bookbinder

Sch. A-1

Member Name and Address

John Bradley

Canaan IX L.P. Attention: Dr. Tim Shannon Fax: With a copy to: Updike, Kelly & Spellacy, P.C. Attention: Gregg J. Lallier Fax:

Candy Carrano

Sean Cassidy

Julian Chandler

Xin Chen

Heather Coffey

Kevin Coleman

Sch. A-2

Member Name and Address

Connecticut Innovations, Incorporated Attention: Daniel W. Wagner Fax : With a copy to: Updike, Kelly & Spellacy, P.C. Attention: Gregg J. Lallier Fax:

Barbara Coughlin

Andy Crew

Craig Crews

Ellen Crews

Scott Crews

Deerfield Private Design Fund III, L.P. Attn: Lawrence Atinsky

Deerfield Private Design Fund IV, L.P. Attn: Lawrence Atinsky

Sch. A-3

Member Name and Address

Deerfield Special Situations Fund, L.P. Attn: Lawrence Atinsky

Darren DiSalvo

Hanqing Dong

Marcia Dugan-Moore

Elm Street Ventures, LP Attention : Robert Bettigole With a copy to: Finn Dixon & Herling, LLP Attention: Jon T. Hirschoff, Esq. Fax:

Caterina Ferraro

John Flanagan

Dave Goldman

Debbie Gordon

Sch. A-4

Member Name and Address

Sheryl Gough

James Grace

John Grosso

Brian Hamman

Alicia Harbin

Roy Haskell

HH ARV Holdings, LLC Attention : General Counsel With a copy to:

Keith Hornberger

John Houston

Alexey Ishchenko

Meizhong Jin

Jasmine Lane Ventures, LLC

Robert Kleinfield

Sch. A-5

Member Name and Address

Stephen Liebowitz

Dr. Manuel Litchman

Zheng Liu

Jing Lu

Tom Lynch

Jennifer Macaluso

Brad Margus

Bradley A. Margus Revocable Trust c/o Brad Margus

Andria McBride-Carrignan

Helen McKenzie

Laurie McKenzie

Mary McKenzie

Sch. A-6

Member Name and Address

Jin Meizhong

Briggs Morrison

Mark Murcko

Taavi Neklesa

New Leaf Ventures III, L.P.

Nextech V Oncology S.C.S., SICAV-SIF

Carol Owens

Orbimed Private Investments VI, LP

Jennifer Pizzano

Precision Onco Limited Attention : Eliza Sun Attention : Michael Chuang

Sch. A-7

Member Name and Address

Yimin Qian

RA Capital Healthcare Fund, L.P.

Kanak Raina

Kevin L. Rakin Irrevocable Trust

Kevin L. Rakin

Kari Ricigliano

Dan Rogoz

AnnMarie Rossi

Emma Rousseau

Sandra Schulte

Tim Shannon c/o Canaan Partners

Sch. A-8

Member Name and Address

Angela Shen

Kam Siu

Lawrence Snyder

Stephen Squinto

Linda Stramiello

Ian Taylor

Nick Vitale

Gan Wang

Jing Wang

Amber Wells

Ryan Willard

Jim Winkler

Hong Xiao

Sch. A-9

Member Name and Address

Yale University Office of Cooperative Research

Yingjie Zhu

Kurt Zimmerman

Sch. A-10

ARVINAS HOLDING COMPANY, LLC

(a Delaware Limited Liability Company)

FIRST AMENDMENT

To

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

JUNE 28, 2018

This First Amendment (this “Amendment”) to the Second Amended and Restated Operating Agreement dated as of March 29, 2018 (the “Current Operating Agreement”) by and among Arvinas Holding Company, LLC (the “LLC”) and the persons identified as the Members on Schedule A thereto (the “Members”), is adopted and approved effective as of June 28, 2018 (the “Effective Date”), by and among the Members.

WHEREAS, the Members to the Current Operating Agreement hereto desire to amend certain provisions of Article V of the Current Operating Agreement;

WHEREAS, Section 16.05 of the Current Operating Agreement provides that the Current Operating Agreement may be amended by a written instrument signed by the LLC and the Requisite Preferred Holders (as defined in the Current Operating Agreement); and

WHEREAS, the undersigned Members, representing the Requisite Preferred Holders and acting pursuant to the provisions of the Current Operating Agreement, hereto desire to amend the Current Operating Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereto hereby agree as follows:

1.	The Current Operating Agreement is hereby amended in the following manner and to the following extent:

a.	Section 5.02(a) is hereby amended and restated in its entirety to state as follows:

“The authorized number of Managers on the Board to be established at ten (10).”

b.	The first sentence of Section 5.02(b)(vi) is hereby amended and restated in its entirety to state as follows:

“three (3) individuals not otherwise an Affiliate of the LLC or of any Investor (as hereinafter defined) who is acceptable to each of the other members of the Board (an “Independent Manager”) and who initially shall be Brad Margus, Briggs Morrison and Liam Ratcliffe.”

2.	Except as amended hereby, the Current Operating Agreement remains in full force and effect without modification.

3.	This Amendment is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles.

4.

This Amendment may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. This Amendment may be executed by facsimile or other electronic signatures.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

LLC:

ARVINAS HOLDING COMPANY, LLC

By:	/s/ John Houston
	Name:	Dr. John Houston
	Title:	President and Chief Executive Officer

3

MEMBERS:

5AM VENTURES III, L.P.

By:	5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS III, L.P.

By:	5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

4

CANAAN IX L.P.

BY:	CANAAN PARTNERS IX LLC
Its General Partner

By:	/s/ Deepak Kamra
Name:	Deepak Kamra
Title:	Member

5

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC
Its:	General Partner

By:	/s/ Amanda Daniels
	Name:	Amanda Daniels
	Title:	Authorized Signatory

6

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun
	Name:	Abayomi A. Adigun
	Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
	Name:	Jannine M. Lall
	Title:	Controller
DUMAC, Inc.
Authorized Agent

7

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P., its General Partner

	By:	New Leaf Venture Management III, L.L.C., its General Partner

By:	/s/ Liam T. Ratcliffe
Name:	Liam T. Ratcliffe
Title:	Managing Partner

8

Nextech V GP S.à r.l. on behalf of
NEXTECH V ONCOLOGY S.C.S., SICAV-SIF

By:	/s/ James Pledger
Name:	James Pledger
Title:	Manager

By:	/s/ James Vella Bamber
Name:	James Vella Bamber
Title:	Manager

9

ARVINAS HOLDING COMPANY, LLC

(a Delaware Limited Liability Company)

SECOND AMENDMENT

To

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

JULY 3, 2018

This Second Amendment (this “Amendment”) to the Second Amended and Restated Operating Agreement dated as of March 29, 2018 (as amended to date, the “Current Operating Agreement”) by and among Arvinas Holding Company, LLC (the “LLC”) and the persons identified as the Members on Schedule A thereto (the “Members”), is adopted and approved effective as of July 3, 2018 (the “Effective Date”), by and among the Members.

WHEREAS, the Members to the Current Operating Agreement hereto desire to amend certain provisions of Article V of the Current Operating Agreement;

WHEREAS, Section 16.05 of the Current Operating Agreement provides that the Current Operating Agreement may be amended by a written instrument signed by the LLC and the Requisite Preferred Holders (as defined in the Current Operating Agreement); and

WHEREAS, the undersigned Members, representing the Requisite Preferred Holders and acting pursuant to the provisions of the Current Operating Agreement, hereto desire to amend the Current Operating Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereto hereby agree as follows:

1.	The Current Operating Agreement is hereby amended in the following manner and to the following extent:

a.	Section 5.02(a) is hereby amended and restated in its entirety to state as follows:

“The authorized number of Managers on the Board to be established at eleven (11).”

b.	The first sentence of Section 5.02(b)(vi) is hereby amended and restated in its entirety to state as follows:

“four (4) individuals not otherwise an Affiliate of the LLC or of any Investor (as hereinafter defined) who is acceptable to each of the other members of the Board (an “Independent Manager”) and who initially shall be Edward M. Kennedy Jr., Brad Margus, Briggs Morrison and Liam Ratcliffe.”

2.	Except as amended hereby, the Current Operating Agreement remains in full force and effect without modification.

3.	This Amendment is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles.

4.

This Amendment may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. This Amendment may be executed by facsimile or other electronic signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

LLC:

ARVINAS HOLDING COMPANY, LLC

By:	/s/ John Houston
	Name:	Dr. John Houston
	Title:	President and Chief Executive Officer

MEMBERS:

5AM VENTURES III, L.P.

By:	5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS III, L.P.

By:	5AM Partners III LLC, its General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

CANAAN IX L.P.

BY:	CANAAN PARTNERS IX LLC
Its General Partner

By:	/s/ Guy M. Russo
Name:	Guy M. Russo
Title:	Member

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC
Its:	General Partner

By:	/s/ Amanda Daniels
	Name:	Amanda Daniels
	Title:	Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Anil Madhok
	Name:	Anil Madhok
	Title:	Chief Operating Officer
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
	Name:	Jannine M. Lall
	Title:	Controller
DUMAC, Inc.
Authorized Agent

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P., its General Partner

	By:	New Leaf Venture Management III, L.L.C., its General Partner

By:	/s/ Craig L. Slutzkin
Name:	Craig L. Slutzkin
Title:	Chief Financial Officer

Nextech V GP S.à r.l. on behalf of
NEXTECH V ONCOLOGY S.C.S., SICAV-SIF

By:	/s/ James Pledger
Name:	James Pledger
Title:	Manager

By:	/s/ James Vella Bamber
Name:	James Vella Bamber
Title:	Manager

JASMINE LANE VENTURES, LLC

By:	/s/ Erin Stephen
Name:	Erin Stephen
Title:	Manager